SALE AND PURCHASE AGREEMENT


                                     BETWEEN


                           THE SELLER POOL COMPANIES,
                            as set forth on Exhibit A
                                    (SELLER)



                                       AND



                               PGI-WvF 180 , L.P.
                                   (PURCHASER)

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                                TABLE OF CONTENTS


Section                                                             Page

                                    ARTICLE I

                                    RECITALS

  1.1    Real Property.................................................1
  1.2    Personal Property.............................................1
  1.3    Purchase and Sale.............................................1

                                   ARTICLE II

                                 PURCHASE PRICE

  2.1    Price.........................................................2
         2.1.1   Deposit...............................................2
         2.1.2   Balance of Purchase Price.............................2
  2.2    Investment....................................................2
  2.3    Interest on the Cash Deposit..................................3

                                   ARTICLE III

                              DUE DILIGENCE PERIOD

  3.1    Due Diligence Materials.......................................3
  3.2    Inspection of Property........................................3
  3.3    Title and Survey..............................................4
  3.4    Violations....................................................5
  3.5    Seller's Obligations During Due Diligence Period..............6
         3.5.1   27th Floor............................................6
         3.5.2   Authority of Seller...................................6
  3.6    Intentionally Deleted.........................................6
  3.7    Seller's Payment to Purchaser.................................7
  3.8    Purchaser's Termination Rights................................7

                                   ARTICLE IV

                     CONDITIONS TO THE PARTIES' OBLIGATIONS

  4.1    Conditions to Purchaser's Obligation to Purchase..............8
         4.1.1   Performance by Seller.................................8
         4.1.2   Delivery of Title and Possession.....................10
         4.1.3   Tenant Estoppels.....................................10


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         4.1.4   Seller's Representations.............................12
         4.1.5   No Breach............................................12
  4.2    Conditions to Seller's Obligation to Sell....................12
         4.2.1   Performance by Purchaser.............................12
         4.2.2   Receipt of Purchase Price............................12

                                    ARTICLE V

                        PURCHASER'S DELIVERIES TO SELLER

  5.1    Deliveries...................................................12
         5.1.1   Purchase Price.......................................12
         5.1.2   Assignment of Leases and Contracts...................12
         5.1.3   Bill of Sale.........................................12
         5.1.4   State Transfer Tax Form..............................12
         5.1.5   City Transfer Tax Form...............................12
         5.1.6   27th Floor Lease.....................................13
         5.1.7   Closing Statement....................................13
         5.1.8   Cash - Prorations....................................13
         5.1.9   Resolutions..........................................13
         5.1.10  Required Items.......................................13
         5.1.11  Other Documents......................................13

                                   ARTICLE VI

                        SELLER'S DELIVERIES TO PURCHASER

  6.1    Delivery of Instruments and Documents........................13
         6.1.1   Deed.................................................13
         6.1.2   Assignment of Leases and Contracts...................13
         6.1.3   Bill of Sale.........................................14
         6.1.4   Notices to Tenants...................................14
         6.1.5   FIRPTA Affidavit.....................................14
         6.1.6   State Transfer Tax Form..............................14
         6.1.7   City Transfer Tax Form...............................14
         6.1.8   Closing Statement....................................14
         6.1.9   Cash - Prorations....................................14
         6.1.10  Estoppel Certificates................................14
         6.1.11  Letters of Credit....................................14
         6.1.12  Title Company Requirements...........................15
         6.1.13  Assignment - Warranties/Guarantees...................15
         6.1.14  Keys.................................................15
         6.1.15  Licenses and Permits.................................15
         6.1.16  Resolutions..........................................15


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         6.1.17  Required Items.......................................15
         6.1.18  Rent Roll............................................15
         6.1.19  Utility Bills........................................15
         6.1.20  Guarantee............................................15
         6.1.21  Updated Representation Certificate...................16
         6.1.22  Terminated Contracts.................................16
         6.1.23  Assignment and Assumption of Contracts for
                 Work in Progress.....................................16
         6.1.24  G.S. Waiver..........................................16
         6.1.25  Lien Waivers.........................................16
         6.1.26  The 27th Floor Lease.................................16
         6.1.27  The 27th Floor Lease Guarantee.......................16

                                   ARTICLE VII

                              BROKERS AND ADVISORS

  7.1    Brokers and Advisors.........................................16

                                  ARTICLE VIII

                                   THE CLOSING

  8.1    Date and Manner of Closing...................................17
         8.1.1   Funds and Documents..................................17
         8.1.2   Title Insurance......................................17
  8.2    Additional Title Insurance...................................17

                                   ARTICLE IX

                     PRORATION, FEES, COSTS AND ADJUSTMENTS

  9.1    Prorations...................................................18
         9.1.1   Leasing Costs Credited to Purchaser..................18
         9.1.2   Leasing Costs During Contract Period.................19
         9.1.3   Taxes................................................19
         9.1.4   Security and Other Deposits..........................20
         9.1.5   Rent.................................................20
         9.1.6   Additional Rent......................................20
  9.2    Seller's Closing Costs.......................................22
  9.3    Purchaser's Closing Costs....................................22


                                      iii
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                                    ARTICLE X

                                     ESCROW

  10.1   Escrow.......................................................22

                                   ARTICLE XI

                 RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

  11.1   Return of Seller's Documents.................................22
  11.2   Deposit......................................................23
  11.3   No Effect on Rights of Parties; Survival.....................23

                                   ARTICLE XII

                                     DEFAULT

  12.1   Seller's Remedies............................................23
  12.2   Purchaser's Remedies.........................................23

                                  ARTICLE XIII

                         REPRESENTATIONS AND WARRANTIES

  13.1   Seller's Warranties and Representations......................24
         13.1.1  Power and Authority..................................24
         13.1.2  Proceedings..........................................25
         13.1.3  Contravention........................................25
         13.1.4  Leases and Contracts.................................25
         13.1.5  Compliance...........................................26
         13.1.6  Employees............................................26
         13.1.7  Litigation...........................................27
         13.1.8  Notice of Violations.................................27
         13.1.9  Licenses and Permits.................................28
         13.1.10 Allowances; Leasing Commissions......................28
         13.1.11 Tax Proceedings......................................28
         13.1.12 Insurance............................................29
         13.1.13 Personal Property....................................29
         13.1.14 Environmental and Engineering Reports................29
         13.1.15 Utilities............................................29
         13.1.16 Business Improvement District........................29
         13.1.17 Non-Foreign Person...................................29
         13.1.18 Access to Documents..................................29
         13.1.19 Brokerage Agreements.................................29


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         13.1.20 Work.................................................30
         13.1.21 Rezoning.............................................30
         13.1.22 Financial Statements.................................30
  13.2   Purchaser's Warranties and Representations...................30
         13.2.1  Power and Authority..................................30
         13.2.2  Execution and Delivery...............................30
         13.2.3  Independent Investigation............................31
         13.2.4  Purchaser Reliance...................................31
  13.3   No Other Warranties and Representations......................31
         13.3.1  No Environmental Representations.....................31
         13.3.2  Release of Claims....................................32

                                   ARTICLE XIV

                            CASUALTY AND CONDEMNATION

  14.1   Insured Casualty.............................................32
  14.2   Uninsured Casualty...........................................33
  14.3   Condemnation.................................................33
  14.4   Purchaser's Right to Participate and/or Consent..............34
  14.5   General Obligations Law......................................34

                                   ARTICLE XV

                          CONDUCT PRIOR TO THE CLOSING

  15.1   Conduct by Seller............................................34
  15.2   Actions Prohibited...........................................35
  15.3   Leases and Contracts During Due Diligence Period.............36
  15.4   After Due Diligence Period...................................36
  15.5   Conduct by Purchaser.........................................37
  15.6   Confidentiality..............................................37

                                   ARTICLE XVI

                                     NOTICES


                                  ARTICLE XVII

                        TRANSFER OF TITLE AND POSSESSION

  17.1   Transfer of Possession.......................................39
         17.1.1  Delivery of Documents at Closing.....................39


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                                  ARTICLE XVIII

                               GENERAL PROVISIONS

  18.1   Captions.....................................................39
  18.2   Exhibits.....................................................39
  18.3   Entire Agreement.............................................39
  18.4   Modification.................................................39
  18.5   Attorneys' Fees..............................................40
  18.6   Governing Law................................................40
  18.7   Time of Essence..............................................40
  18.8   Survival of Warranties.......................................40
  18.9   Assignment by Purchaser......................................41
  18.10  Severability.................................................41
  18.11  Successors and Assigns.......................................41
  18.12  Interpretation...............................................41
  18.13  Counterparts.................................................41
  18.14  Recordation..................................................41
  18.15  Limitation on Liability......................................41
  18.16  WAIVER OF JURY TRIAL.........................................41
  18.17  Further Assurances...........................................42
  18.18  Non-Waiver of Rights.........................................42
  18.19  Mortgage Transactions........................................42
  18.20  Credit Lyonnaise Rouse (USA) ("Credit Lyonnaise")
         Transaction..................................................43
  18.21  Indemnity by Seller..........................................44
  18.22  Indemnity by Purchaser.......................................44
  18.23  Counterparts.................................................44
  18.24  Indemnification..............................................45
  18.25  Definitions..................................................45

                           SALE AND PURCHASE AGREEMENT

     This Agreement, dated as of October 13, 2000, is made by and between the companies listed on Exhibit A (the "Seller Pool Companies"), located at 180 Maiden Lane, New York, New York 10038 ("Seller"), for which TCC ACQUISITION CORP., a Delaware corporation acts as Agent ("Agent"), and PGI-WvF 180, L.P., a New York limited partnership ("Purchaser").

                                    ARTICLE I

                                    RECITALS

     1.1 Real Property. Seller owns and holds fee title to that certain land (the "Land") described in Exhibit B, together with all improvements, buildings and structures and all fixtures and equipment (including, without limitation, all of the following (other than the property of tenants under Leases (the "Tenants") or of public or private utilities): plumbing, electrical, mechanical, elevator, communication, heating, air conditioning and ventilating components, lines and systems and boilers and each and every other type of physical improvement located at, on or affixed to the Land to the full extent such items constitute or are or can or may be construed as realty under the laws of the State of New York (collectively, the "Improvements") located thereon known as 180 Maiden Lane and located at New York, New York (collectively, the "Real Property").

     1.2 Personal Property. In connection with the Real Property, Seller has (i) obtained certain governmental permits and approvals, (ii) obtained certain contractual rights and other intangible assets, and (iii) acquired certain other items of tangible personal property more completely described in Exhibit C together with all of Seller's rights to the name of the Real Property (collectively, the "Personal Property"). The Real Property and the Personal Property together with all appurtenances, rights and privileges pertaining thereto including, without limitation, all of Seller's right, title and interest in and to the rights of way, streets, alleys, easements, strips or gores of land adjacent thereto are collectively referred to as the "Property." The parties agree that the Personal Property being conveyed by Seller to Purchaser is de minimis and no portion of the Purchase Price is attributable thereto.

     1.3 Purchase and Sale. Seller now desires to sell and Purchaser now desires to purchase all of Seller's right, title and interest in and to the Property, upon the terms and covenants and subject to the conditions set forth below.

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                                   ARTICLE II

                                 PURCHASE PRICE

     2.1 Price. In consideration of the covenants herein contained, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for a total purchase price of Two Hundred Ninety Million Six Hundred Fifteen Thousand and 00/100 Dollars ($290,615,000) subject to prorations and adjustments as set forth herein (the "Purchase Price"), which shall be paid by Purchaser as follows:

          2.1.1 Deposit. Purchaser has, concurrently herewith, deliver to a TitleServ Agency of New York ("Escrow Agent") having an address at 9 West 57th Street, New York, New York 10019, pursuant to the terms of the Escrow Agreement attached hereto as Exhibit X by bank wire of immediately available funds or by delivering to Escrow Agent a clean, unconditional and irrevocable letter of credit in favor of Seller in such amount (the "Deposit Letter of Credit"), issued or confirmed for direct payment by Bank of New York or other bank which is rated AA and is reasonably acceptable to Seller, in the form of the letter of credit annexed hereto as Exhibit D, the sum of Fifteen Million and 00/100 Dollars ($15,000,000) (together with any interest earned thereon if the deposit was made in cash, the "Deposit").

          2.1.2 Balance of Purchase Price. Purchaser shall at the Closing (as defined in Section 8.1), deliver to Seller, by bank wire transfer of immediately available funds to an account designated by Seller no less than 3 days prior to Closing, (i) in the event that the Deposit was in cash, the additional sum of Two Hundred Seventy-Five Million Six Hundred Fifteen Thousand and 00/100 Dollars ($275,615,000) representing the balance of the Purchase Price or (ii) in the event that the Deposit was the Deposit Letter of Credit, the sum of Two Hundred Ninety Million Six Hundred Fifteen Thousand and 00/100 Dollars ($290,615,000) upon receipt of which, Escrow Agent shall return the Deposit Letter of Credit to Purchaser. The balance of the Purchase Price received by Seller at the Closing shall be adjusted to reflect prorations and other adjustments pursuant to Section 2.3 and
     Section 9.1 and, if applicable, Sections 3.5.1, 4.1.1.1, 4.1.1.2, 4.1.1.3 and 18.20.

     2.2 Investment. Following the collection of the Deposit if in cash (the "Cash Deposit"), Escrow Agent shall invest the Cash Deposit in an interest-bearing account at Citibank, N.A. or, at the request of Purchaser, shall invest the Cash Deposit in short-term United States Treasury securities or other insured, low-risk, short-term securities mutually agreed upon by both parties.

     2.3 Interest on the Cash Deposit. If the transaction does not close, any interest earned on the Cash Deposit shall be credited and delivered to the party receiving the Cash Deposit. If the transaction closes, at the Closing any interest earned on the Cash Deposit shall be credited to Purchaser.

                                  ARTICLE III

                              DUE DILIGENCE PERIOD

     3.1 Due Diligence Materials. Seller made available to Purchaser and Purchaser's representatives, for their review and approval during the period prior to the date hereof (the "Due Diligence Period"), copies of all Leases, subleases, license and concession agreements, Contracts, records, employment rosters and other information regarding employees who are employed at the Property, tenant files, accounting records, correspondence, service and management agreements, plans, specifications, "as-builts", surveys, permits and engineering and environmental reports, financial information (including, without limitation, books and records), appraisals and reports and any other information or documents reasonably requested by Purchaser (to the extent that any of such items are in Seller's possession or control and have not yet been delivered to Purchaser) (the "Due Diligence Materials"). The Due Diligence Materials were made available to Purchaser and its representatives at the offices of Seller or its property manager at reasonable times and upon reasonable telephone notice during the Due Diligence Period and Purchaser made copies of any such materials, all of which Purchaser will return to Seller in the event that this Agreement is terminated prior to Closing. In addition, Purchaser, at its sole cost and expense, was permitted, during the Due Diligence Period, to make a complete review and inspection of the physical condition of the Property, including, without limitation, the mechanical, electrical and HVAC systems, roof, facade and elevator inspections, and a complete ADA compliance, fire safety and environmental review.

     3.2 Inspection of Property. During the term of this Agreement, Purchaser shall have the right to enter the Property subject to the following limitations:
(A) any entry onto the Property by Purchaser, its agents or representatives, shall be during normal business hours, following reasonable prior telephone notice to Seller and delivery to Seller of satisfactory evidence of Purchaser's general liability insurance, and, at Seller's discretion, Purchaser, its agents or representatives shall be accompanied by a representative of Seller; (B) Purchaser shall not conduct any drilling, test borings or other invasive testing or disturbance of the Property for review of soils, compaction, environmental, structural or other conditions without Seller's prior written consent; (C) any discussions or interviews with any of the tenants of the Property or their personnel or counsel shall be conducted in the presence of Seller or its representatives; (D) Purchaser shall exercise reasonable diligence not to disturb the use or occupancy of any occupant of the Property; and (E) Purchaser shall indemnify, defend and hold Seller harmless from all loss, cost, and expense (including, without limitation, reasonable attorney's fees and disbursements), resulting from any personal injury or property damage caused by any entry or inspections or other due diligence activities performed by Purchaser, its agents and representatives. Purchaser's obligations under this Section shall survive any termination of this Agreement. Seller hereby grants Purchaser from and after the date hereof, and continuing through the date of Closing the right to have discussions with and interview representatives of GS (hereinafter defined) and Stroock & Stroock & Lavan LLP ("SSL") provided that a representative of Seller is present during such discussions and interviews. During the term of this Agreement, Seller shall cooperate with Purchaser in scheduling any inspections, tests and tenant interviews in an expeditious fashion so as to enable Purchaser to fully investigate the Property, which Purchaser shall have the right to do at any time prior to Closing in accordance with the provisions of this Agreement, and shall provide Purchaser with the Due Diligence Materials, provided that subsequent to the Due Diligence Period, Purchaser shall have no right to terminate this Agreement based on its continued investigation of the Property except as specifically set forth in this Agreement.

     3.3 Title and Survey. Purchaser acknowledges that prior to the execution and delivery of this Agreement, Purchaser has received a Certificate and Report of Title from New York Land Services Inc. (the "Title Company") and ordered a survey of the Property from a licensed surveyor (the "Survey"). On or prior to the Closing Date, Seller shall remove, discharge or insure over any lien or encumbrance on the Property which is not listed on Exhibit E attached hereto (the "Permitted Encumbrances") (a "Title Defect"), provided that Seller shall only be required to cure Title Defects that are liquidated in amount if the aggregate cost of the cure shall not exceed $2,500,000 (the "Title Cap"), except for monetary liens created by Seller (including the First Mortgage and the Second Mortgage, as defined below) all of which shall be cured by Seller regardless of cost. Notwithstanding the foregoing, Seller shall not be required to cure any mechanic's liens created by GS, or any of its affiliates in connection with the performance of work under the GS Lease. Any liens evidencing liquidated claims created by any Tenant (except the mechanic's liens created by GS described above) shall be cured by Seller, up to the amount of the Title Cap, and Seller shall have the right to bond such lien and to seek recovery from the Tenant, including by instituting suit for the amount expended by Seller to effect such cure. If such liens or encumbrances are not bonded or discharged, Purchaser shall have the right to terminate this Agreement as described in the last paragraph of this Section 3.3.

     Seller may use any proceeds of the sale to remove, discharge, insure over or otherwise satisfy (at Closing) any Title Defect.

     If, on the date on which the Closing occurs (the "Closing Date"), the Title Company fails to deliver to Purchaser and Purchaser's lender a title policy in form and substance substantially the same as the pro forma title policy attached hereto as Exhibit F,

Purchaser may, at its option, (i) accept title to the Property subject to any Title Defects and receive at Closing a credit against the Purchase Price in an amount required to cure, as determined by the Title Company, any such Title Defects, provided that the total amount of credit shall not exceed the amount of the Title Cap (excluding any monetary liens created by Seller which Seller shall cure regardless of the cost of cure (including the First Mortgage and the Second Mortgage) or (ii) if the Title Defects, excluding any monetary liens created by Seller, exceed the Title Cap, terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Purchaser and thereafter neither party shall have any further rights or obligations hereunder, except those specifically stated to survive a termination of this Agreement. Notwithstanding anything to the contrary in the foregoing, Seller has advised Purchaser that it is currently disputing with the holder of a mortgage encumbering the Property the amount which may be due and owing to satisfy such mortgage and Seller acknowledges that it shall be Seller's obligation to deliver at Closing to the Title Company any instrument as shall be required by the Title Company to remove of record the mortgage, identified as Mortgages A-K (the "First Mortgage") in the Report of Title dated June 1, 2000 (the "Report of Title") issued by the Title Company; which obligation may include the deposit of a sum of money with an escrow agent until resolution of the dispute, a procedure more particularly described in the First Mortgage. In addition to the First Mortgage, Seller shall also remove of record at or prior to Closing the Mortgage identified as Mortgage L (the "Second Mortgage") on the Report of Title.

     With respect to any Title Defect as to which Seller did not have notice at least ten days prior to the Closing Date (a "New Exception"), Seller shall be entitled to a reasonable adjournment of the Closing Date provided for herein (which adjournment period shall not exceed thirty (30) days) time being of the essence during which to remove or cure any such New Exception, subject to the limitations on cure costs set forth in this Section 3.3. If the cost to cure the New Exception is less than the Title Cap and for a liquidated sum, Purchaser shall close with a credit for the cost of cure; if the cost to cure is greater than the Title Cap, Purchaser shall have the option (x) to close subject to Seller expending up to the Title Cap to cure such New Exception or Seller giving a credit to Purchaser at Closing for the amount necessary to effect such cure (up to the amount of the Title Cap), and so long as Seller cures all monetary liens created by Seller or (y) to terminate this Agreement as set forth in the preceding paragraph.

     3.4 Violations. If the Land or the Improvements is or becomes subject to any notes or notices of violation of any Laws that have been noted in or issued by any federal, state or municipal department having jurisdiction prior to the date of this Agreement, and which have not been fully remedied or discharged of record ("Violations"), Seller shall remedy such Violations prior to Closing and shall discharge such Violations of record prior to Closing. Except as otherwise provided in the next sentence of this Section, in the event that any material Violations have not been cured prior to Closing, Purchaser may, at its option,
(i) accept title to the Property subject to such Violations and receive a credit at Closing in the amount necessary to effect such cure or (ii) terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder, except those specifically stated to survive a termination of this Agreement. Notwithstanding the foregoing, in the event that any of the Violations listed on Exhibit Z are the responsibility of any Tenant to cure pursuant to its Lease, Seller shall not be responsible to cure any such Violations, and Purchaser shall have no right to terminate as a result thereof so long as Seller is using commercially reasonable methods to enforce the Tenant's obligations to cure the Violations, which shall include Seller's request in writing that such Tenant cure such Violation. A copy of such request shall be delivered by Seller to Purchaser.

     3.5 Seller's Obligations During Due Diligence Period. Seller shall, within the time periods set forth below, complete the following (the obligations described in Section 3.5.1 and Section 3.5.2 are hereinafter defined as "Seller's Due Diligence Obligations"):

          3.5.1 27th Floor. Seller has entered into an amendment of the GS Lease to include the entire 27th Floor in the GS Lease, in form and substance reasonably acceptable to Purchaser (the "GS 27th Floor Amendment"). Seller shall cause to be executed and delivered at Closing a new lease for the entire 27th floor (the "27th Floor Lease"), between Purchaser, as Landlord, and The Continental Insurance Company, as Tenant, in the form of Exhibit G, which 27th Floor Lease shall be subordinate to the GS 27th Floor Amendment in accordance with the terms of the subordination provisions of Article 33 of the 27th Floor Lease without the need for any further documents or agreements. In the event that the Rent Commencement Date (as defined in the GS 27th Floor Amendment) has not occurred on or prior to the Closing Date, Seller shall be liable to Purchaser for the amount of Fixed Rent (as defined in the GS Lease) that would have been payable by GS for the time period from the Closing Date to the date that the Rent Commencement Date under the GS 27th Floor Amendment occurs (the "27th Floor Fixed Rent Differential"). If the amount of the credit cannot be calculated at Closing, Seller shall make such payment to Purchaser monthly and the 27th Floor Fixed Rent Differential payment obligations shall survive Closing. The Seller's obligation for the GS 27th Floor Fixed Rent Differential shall be guaranteed pursuant to the terms of the Guarantee (as defined below).

          3.5.2 Authority of Seller. Seller has delivered confirmation, reasonably acceptable to Purchaser, that TCC Acquisition Corp. is authorized by the Seller Pool Companies, to enter into the Letter of Intent, dated August 16, 2000, between Seller and Purchaser ("LOI") with respect to the Property and that the Seller Pool Companies are authorized to enter into this Agreement.

     3.6 Intentionally Deleted.


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

     3.7 Seller's Payment to Purchaser. In the event that this Agreement has been terminated in accordance with its terms and Seller enters into a contract to sell the Property to GS or any of its Affiliates on or prior to December 31, 2000, Seller shall pay to Purchaser the amount of $1,000,000 in immediately available funds to an account designated by Purchaser no later than 3 business days after entering into such contract.

     If any payment required to be made by Seller under this Section is not made within the time period set forth herein, all outstanding amounts shall accrue interest at the rate of 10% per annum. The obligations of Seller set forth in this Section shall survive a termination of this Agreement.

     3.8 Purchaser's Termination Rights. If Purchaser, after the date hereof, obtains knowledge at or prior to Closing of any matter entitling Purchaser to terminate this Agreement (individually or collectively, as applicable, a "Post Signing Termination Matter"), including without limitation a breach of a representation or warranty or an unacceptable Estoppel Certificate (as hereinafter defined), and the aggregate amount of the loss to Purchaser in connection with the Post Signing Termination Matter is reasonably quantifiable and is for an amount of $2,500,000 or less in the aggregate, Purchaser shall remain obligated to acquire the Property on the terms set forth in this Agreement and Seller shall indemnify Purchaser for all losses suffered in connection with such Post Signing Termination Matters up to the amount of $2,500,000 in the aggregate. If Purchaser obtains knowledge at or prior to Closing of any Post Signing Termination Matter which is reasonably quantifiable and the aggregate loss exceeds $2,500,000 in the aggregate, Purchaser may (x) terminate this Agreement and receive a return of the Deposit in which case the parties hereto shall have no further rights or obligations hereunder, except those specifically stated to survive a termination of this Agreement or (y) acquire the Property. If Purchaser shall acquire the Property, Purchaser agrees that (except as provided in Section 3.3.) it shall not have the right to raise a claim pursuant to Section 18.21 with respect to the Post Signing Termination Matter of which Purchaser had prior knowledge and Seller shall indemnify Purchaser for all losses suffered in connection with such Post Signing Termination Matter up to $2,500,000 in the aggregate. Seller's indemnity in this
Section 3.8 shall be covered by the Guaranty. It is understood that the Post Signing Termination Matters shall not include any issues relating to the following: base year amounts; costs for cleaning; insurance; taxes and electricity; reduction of sundry income; income and expense of fitness center; or the physical condition of the Building (except that the Post Signing Termination Matters shall include matters related to Seller's obligations herein to (a) repair and maintain the Building from the date hereof to the date of Closing, (b) comply with its obligations pursuant to Article XIV and (c) perform the items set forth on Exhibits H and I) and Purchaser waives all rights to terminate this Agreement or to claim for indemnity or breach of representation with respect thereto. Purchaser shall notify Seller, promptly when it becomes aware of a Post Signing Termination Matter and in any event, prior to Closing. The obligations of

Seller pursuant to this Section 3.8 are in addition to the obligations of Seller pursuant to Section 18.21.

                                   ARTICLE IV

                     CONDITIONS TO THE PARTIES' OBLIGATIONS

     4.1 Conditions to Purchaser's Obligation to Purchase. Purchaser's obligation to purchase is expressly conditioned upon each of the following:

          4.1.1 Performance by Seller. Performance in all material respects of the obligations and covenants of, and deliveries required of, Seller hereunder, including, without limitation, the following:

               4.1.1.1 Capital Improvements. Seller shall complete, prior to the Closing, and in accordance with the original scope of work which supports the estimated costs as itemized, all work ("Work") shown in Exhibit H annexed hereto pursuant to Contracts and agreements approved in writing by Purchaser to the extent such Work has not been previously completed. The Contracts and agreements existing on the date hereof are approved or deemed approved and are listed on Exhibit H and Exhibit I (the "Prior Agreements"). To the extent that any of the Work shown on Exhibit H or Exhibit I is not completed as of the date of this Agreement, Purchaser shall have the right to reasonably supervise the performance and completion of the Work and to approve all Contracts and agreements (other than the Prior Agreements). In the event that any portion of the Work shown on Exhibit H or Exhibit I remains incomplete as of the Closing, Seller shall credit against the balance of the Purchase Price owed by Purchaser an amount equal to (a) the unpaid balances on any contracts for performance of the Work which have been executed by Seller and approved by Purchaser or which are Prior Agreements plus (b) the amount required to complete any Work which has not yet been contracted for, which amount shall be agreed to in good faith by Seller and Purchaser, (except in any case where the amount of the credit for any unfinished Work is set forth on Exhibit H in which case the amount so set forth shall be the amount of the credit) and Seller shall assign to Purchaser at Closing all of the Contracts and agreements for the Work approved by Purchaser and the Prior Agreements. Seller shall deliver at Closing lien waivers for Work that is shown on Exhibit H and Exhibit I that Seller has completed prior to Closing.

               4.1.1.2 Ricker Auditorium. Seller and GS have entered into an amendment of the GS Lease to include an additional 8,111 rentable square feet, identified in the GS Lease as the Ricker Auditorium, at an annual Fixed Rent in the amount of not less than Three Hundred Fifty Thousand Dollars ($350,000), to be co-terminus with the GS Lease, subject to Article 38 of the GS Lease, and otherwise on terms and conditions agreed upon between Seller and GS, with the approval of Purchaser (the "Ricker Amendment"). Any costs incurred in connection with the Ricker Amendment shall be for the account of Seller and paid for by Seller at or prior to Closing. At the Closing, in order to compensate Purchaser for Fixed Rent for the number of days between the Closing and the date GS is required to commence paying Fixed Rent, Purchaser shall receive a credit in the amount of the per diem Fixed Rent that Purchaser would have been entitled to receive from GS had Fixed Rent pursuant to the Ricker Amendment been payable on or before the Closing Date. Any revenue that Purchaser, as landlord, shall receive from the Ricker Auditorium attributable to the period from the Closing to the date GS is required to commence paying Fixed Rent shall be for the account of Seller and Purchaser shall collect such revenue in the normal course of business and shall remit such revenue net of any actual expenses incurred by Purchaser and attributable to the Ricker Auditorium during such period to Seller promptly upon receipt. The obligations of Purchaser in this Section shall survive Closing.

               4.1.1.3 Management Office. Prior to the Closing, Seller and Purchaser shall identify available space in the Real Property for use by Purchaser as a management office. The location shall be at Purchaser's sole discretion from the available space and shall be selected by Purchaser prior to Closing. The costs of construction of the management office shall be shared equally between Seller and Purchaser; provided, however, that the maximum amount of Seller's contribution shall be Twenty-Five Thousand Dollars ($25,000). In the event that the construction of and payment for the management office are not completed prior to the Closing, Purchaser shall be entitled to a credit at the Closing in the amount of $25,000 less any amounts previously paid by Seller towards the cost of the management office. In the event that it is determined that Seller's share of the costs is less than $25,000, Purchaser shall promptly reimburse Seller for the excess amount paid by Seller. Purchaser shall make all decisions with respect to the design, construction, and layout of the management office. All contracts and agreements to be entered into for the construction of the management office shall be negotiated by Purchaser and, upon the request of Purchaser, executed by Seller, subject to the provisions set forth in this Section regarding payment of costs related to the management office. All work in connection with the management office shall be performed by Purchaser; provided, however, that in the event that Purchaser shall desire to commence work prior to the Closing, Purchaser shall provide to Seller evidence of such insurance as shall be reasonably required by Seller naming Seller as an insured in respect of any and all claims for personal injury, death or property damage occurring in connection with Purchaser's performance of the work. Purchaser acknowledges and agrees that the existing management office located on the 27th floor will not be available to Purchaser to use as a management office.

               4.1.1.4 Guarantee. At the Closing, Seller shall deliver to Purchaser a guarantee in the form attached hereto as Exhibit J (the "Guarantee") of CNA Financial Corp. (the "Guarantor").

               4.1.1.5 Contingent Obligations. Seller shall be liable for and shall pay to Purchaser upon demand any of the Contingent Obligations if and to the extent that any shall become due. This obligation of Seller should survive the Closing and be covered by the Guarantee.

          4.1.2 Delivery of Title and Possession. Delivery at the Closing of (i) all the items listed in Section 6.1 hereof including, without limitation, the Deed (as defined in Section 6.1.1) and issuance of the Title Policy (as defined in Section 8.1.2) showing title in Purchaser in the condition described in Section 8.1.2, and (ii) possession as provided in Section 17.1.

          4.1.3 Tenant Estoppels. Receipt by Purchaser of estoppel certificates (collectively, the "Estoppel Certificates") dated not more than 45 days prior to the Closing Date executed by each of (i) subject to clause (iii) below, GS, SSL, Weitz & Luxenburg, PC. and Nomura Asset Management (collectively, the "Major Tenants"), in the form attached hereto as Exhibit L with respect to all of the Major Tenants (provided that if any of the Leases for such Major Tenants prescribes the form or requirements of the estoppel certificate, then an estoppel certificate in conformity with the such form or requirements shall be an acceptable substitute for the form attached as Exhibit L and shall be deemed an acceptable estoppel certificate hereunder); (ii) subject to clause (iii) below, Tenants occupying in the aggregate not less than ninety percent (90%) of the total rentable area of the Property not occupied by the Major Tenants (collectively, the "Other Tenants"), in the form attached hereto as Exhibit L (except that if any of the Leases for Other Tenants prescribes the form or requirements of the estoppel certificate, then an estoppel certificate in conformity with the such form or requirements shall be an acceptable substitute for the form attached as Exhibit L and shall be deemed an acceptable estoppel certificate hereunder); and (iii) to the extent, if any, that estoppel certificates from the Major Tenants and/or Other Tenants are not all obtained, a certificate of Seller in the form of Exhibit N attached hereto (the

     "Landlord Estoppel") with respect to each Major Tenant and/or Other Tenant from whom Seller has not obtained an estoppel certificate. Notwithstanding this Section 4.1.3(iii), in the event that an Estoppel Certificate is not obtained from any Major Tenant and Seller delivers a Landlord Estoppel therefor, Purchaser may either elect to terminate this Agreement in accordance with the terms hereof or waive the requirement for such Major Tenant Estoppel Certificate and accept a Landlord Estoppel in lieu of such Major Tenant Estoppel Certificate. If Purchaser elects to terminate this Agreement pursuant to the immediately preceding sentence, this Agreement shall immediately terminate and the Deposit shall be returned to Purchaser and the parties hereto shall have no liability hereunder except as specifically stated to survive a termination of this Agreement, except that if Purchaser shall elect to terminate this Agreement pursuant to the immediately preceding sentence, Seller shall have the right, but not the obligation, to elect to adjourn the Closing for a reasonable period of time not to exceed thirty (30) days in order to obtain a Tenant Estoppel from such Major Tenant that was not previously delivered.

          The Landlord Estoppel, if any, delivered hereunder and Seller's liability thereunder shall survive the Closing, on a Lease by Lease basis, until the delivery of an estoppel certificate from the Major Tenants and/or Other Tenant for which such Landlord Estoppel was substituted. For purposes of satisfying the 90% requirement set forth in the foregoing clause (ii), the Tenants shall conclusively be deemed to occupy the rentable area set forth opposite their names in Exhibit Y attached hereto. Seller agrees to deliver the appropriate form of Estoppel Certificate to each Tenant and to request execution of the same. No Estoppel Certificate shall be deemed obtained if it contains information materially inconsistent with the Rent Roll or Seller's representations and warranties made herein or the Leases delivered or made available to Purchaser, provided, however, that if any Estoppel Certificate would otherwise be deemed not obtained pursuant to this sentence, Purchaser's right to terminate this Agreement as a result shall be subject to Section 3.8. To the extent Seller elects to send any of the Major Tenants or Other Tenants an estoppel certificate in the form prescribed by, or in accordance with the requirements of, the Lease for such Tenant, Purchaser shall promptly review the form of such estoppel certificate proposed by Seller prior to Seller sending such form to such Tenant, and promptly confirm whether it is consistent with the requirements of such Lease. In the event that any Estoppel Certificate required to be delivered by a Tenant is dated more than thirty (30) days prior to the Closing, Seller shall deliver a certificate with respect to any such Estoppel Certificate that there have been no defaults or, to Seller's knowledge, events with which the passage of time or giving of notice would result in a default since the date of the Estoppel Certificate.

          4.1.4 Seller's Representations. The representations and warranties by Seller set forth in Section 13.1 being true and correct in all material respects as of the Closing except as modified by notice (in accordance with Section 13.1) to which Purchaser does not object in writing within 3 business days after receipt of such notice.

          4.1.5 No Breach. There shall be no material breach of a covenant, undertaking and/or agreement of Seller to be performed hereunder.

     4.2 Conditions to Seller's Obligation to Sell. Seller's obligation to sell is expressly conditioned upon each of the following:

          4.2.1 Performance by Purchaser. Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder.

          4.2.2 Receipt of Purchase Price. Receipt of the Purchase Price and any adjustments due Seller under Article IX at the Closing in the manner herein provided.

                                   ARTICLE V

                        PURCHASER'S DELIVERIES TO SELLER

     5.1 Deliveries. Purchaser shall, at or before the Closing, deliver to Seller each of the following:

          5.1.1 Purchase Price. The Purchase Price as set forth in Article II, subject to adjustments and prorations in accordance with this Agreement.

          5.1.2 Assignment of Leases and Contracts. Four executed counterparts of the Assignment and Assumption of Leases, Contracts and Other Property Interests (the "Assignment of Leases and Contracts") in the form of Exhibit O.

          5.1.3 Bill of Sale. Four executed counterparts of a bill of sale (the "Bill of Sale") in the form of Exhibit P, pursuant to which Seller shall convey and transfer to Purchaser all of its right, title and interest in and to the Personal Property.

          5.1.4 State Transfer Tax Form. An executed New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (TP-584).

          5.1.5 City Transfer Tax Form. An executed New York City Real Property Transfer Tax Return (RPT).

          5.1.6 27th Floor Lease. An executed 27th Floor Lease.

          5.1.7 Closing Statement. An executed settlement statement reflecting the adjustments and prorations required under this Agreement.

          5.1.8 Cash - Prorations. The amount, if any, required of Purchaser under this Agreement.

          5.1.9 Resolutions. Purchaser's resolutions authorizing this transaction and the assignment to the Affiliate to which the Agreement is being assigned and resolutions of the Affiliate authorizing the assumption of the Agreement.

          5.1.10 Required Items. All other items or amounts required by the terms of this Agreement to be delivered at or prior to Closing by a party.

          5.1.11 Other Documents. Such other documents, closing statements, and other instruments as may be reasonably required from Purchaser to consummate the purchase of the Property as contemplated by this Agreement.

                                   ARTICLE VI

                        SELLER'S DELIVERIES TO PURCHASER

     6.1 Delivery of Instruments and Documents. Seller shall, at or before the Closing, deliver to Purchaser the following instruments and documents:

          6.1.1 Deed. A Bargain and Sale Deed without Covenants against Grantor's Acts (the "Deed") with respect to the Real Property, in the form of Exhibit Q executed and acknowledged by Seller, pursuant to which Seller shall convey title to the Real Property subject only to the Permitted Encumbrances.

          6.1.2 Assignment of Leases and Contracts. Four executed counterparts of the Assignment of Leases and Contracts which shall assign to Purchaser the Leases and, to the extent not objected to by Purchaser, the Contracts, together with original executed counterparts (or copies if originals are not in Seller's possession which copies shall be certified by Seller as being true, correct and complete) of the leases affecting the Property enumerated in Exhibit R and any leases executed in accordance with this Agreement after the date hereof and all amendments and modifications thereto (collectively, the "Leases") and the service contracts, equipment leases, maintenance agreements and other contracts for goods, services and equipment entered into by Seller and affecting the Property enumerated in Exhibit S (the "Contracts") assigned thereby.

          6.1.3 Bill of Sale. Four executed counterparts of the Bill of Sale which shall transfer to Purchaser all of Seller's right, title and interest in the Personal Property.

          6.1.4 Notices to Tenants. Notices signed by Seller (or Seller's manager for the Improvements) addressed to each tenant under each Lease in the form of Exhibit T.

          6.1.5 FIRPTA Affidavit. Executed copies of an affidavit in the form of Exhibit U, with respect to the Foreign Investment in Real Property Tax Act.

          6.1.6 State Transfer Tax Form. An executed and acknowledged New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (TP-584) together with all taxes shown due thereon.

          6.1.7 City Transfer Tax Form. An executed and acknowledged New York City Real Property Transfer Tax Return (RPT) together with all taxes shown due thereon.

          6.1.8 Closing Statement. An executed settlement statement reflecting the adjustments and prorations required under this Agreement.

          6.1.9 Cash - Prorations. The amount, if any, required of Seller under this Agreement.

          6.1.10 Estoppel Certificates. The Estoppel Certificates (and, if applicable, the Landlord's Estoppel(s)).

          6.1.11 Letters of Credit. Originals of any letters of credit (collectively, "Letters of Credit") identified on the Rent Roll (as hereinafter defined) which are held by Seller as security deposits for the account of those Tenants listed on the Rent Roll, if such Letters of Credit in their present form (including amendments thereto) permit Purchaser to exercise the rights of beneficiary thereunder without amendment of such Letters of Credit; provided, however, that as for those Letters of Credit that require amendment in order to enable Purchaser to exercise the rights of beneficiary thereunder, copies thereof shall be delivered to Purchaser at Closing and Seller and Purchaser shall cooperate and expend commercially reasonable efforts to obtain such amendments after the Closing, for the benefit of and delivery to Purchaser. Should the issuer of any such Letter of Credit charge for such amendment, Seller shall pay all costs in connection therewith and Purchaser and/or Seller shall seek recovery of such costs from the Tenants who delivered the Letters of Credit if required to be paid by such Tenant, which amounts when received shall be paid to Seller. This Section 6.1.11 shall survive the Closing.

          6.1.12 Title Company Requirements. Any and all reasonable and customary documents and/or affidavits executed and delivered by Seller, and/or Purchaser required by the Title Company.

          6.1.13 Assignment - Warranties/Guarantees. An Assignment in favor of Purchaser in the form attached hereto as Exhibit V of any unexpired warranties and guarantees in Seller's possession to the extent assignable, relating to the construction, operation and/or repair of the Property, together with original copies of any such warranties and guarantees in Seller's possession or control.

          6.1.14 Keys. Keys to all locks on the Property, except secured areas of Tenants to the extent such areas are permitted under Leases.

          6.1.15 Licenses and Permits. Licenses and Permits (as hereinafter defined), plans and specifications, technical manuals, originals of all Tenant files and correspondence and any similar materials for the Property to the extent same have not been previously delivered to Purchaser and to the extent in Seller's possession or control and, to the extent originals are not available, copies of the foregoing.

          6.1.16 Resolutions. A resolution of each of the Seller Pool Companies with respect to Agent's authority to act on such entities' behalf and authorizing each Seller Pool Company to enter into this Agreement and to consummate this transaction and binding each such entity to the obligations set forth in this Agreement, together with such other documentation as may be reasonably required by the Title Company or Purchaser in order to evidence Seller's due authorization.

          6.1.17 Required Items. All other items or amounts required by the terms of this Agreement to be delivered at or prior to Closing by a party, which shall include originals of all Due Diligence Materials which shall be delivered to Purchaser, to the extent Seller or its managing agent has such originals, and to the extent originals are not available, copies of such Due Diligence Materials shall be delivered.

          6.1.18 Rent Roll. A Rent Roll that has been updated as of a date not more than two (2) days before the Closing Date shall be delivered to Purchaser.

          6.1.19 Utility Bills. All water, sewer and utility bills and copies of all operating statements relating to the Property, to the extent available and in Seller's possession, for the calendar year ending 12/31/99 and the period from 1/1/00 through the month prior to the month in which the Closing Date occurs.

          6.1.20 Guarantee. The Guarantee.

          6.1.21 Updated Representation Certificate. A certificate of Seller updating the representations and warranties set forth herein.

          6.1.22 Terminated Contracts. To the extent that any Contracts (including, without limitation, the management agreement which shall be terminated at or prior to Closing) have been canceled or terminated on or before the Closing Date (other than termination by expiration of time), Seller shall deliver evidence of such cancellation or termination.

          6.1.23 Assignment and Assumption of Contracts for Work in Progress. To the extent any work required to be completed by Seller under Prior Agreements or contracts approved by Purchaser pursuant to Section 4.1.1.1 has not been completed, an Assignment in favor of Purchaser in the form attached hereto as Exhibit O of any such contracts.

          6.1.24 G.S. Waiver. The Original waiver by GS of its right, pursuant to Article 37 of the GS Lease, to purchase the Property (the "GS Waiver").

          6.1.25 Lien Waivers. Original Lien waivers in recordable form for any Work listed on Exhibit H and Exhibit I completed prior to the Closing, or, to the extent Seller shall be unable, using commercially reasonable efforts to obtain such lien waivers, other evidence, reasonably satisfactory to Purchaser and the Title Company, that Seller has paid for any portion of the Work listed on Exhibit H or Exhibit I that has been completed prior to Closing.

          6.1.26 The 27th Floor Lease. The 27th Floor Lease executed by The Continental Insurance Company.

          6.1.27 The 27th Floor Lease Guarantee. The 27th Floor Lease Guaranty executed by the Guarantor.

                                  ARTICLE VII

                              BROKERS AND ADVISORS

     7.1 Brokers and Advisors. Purchaser and Seller acknowledge and represent to one another than no investment banker, advisor, or brokers have been involved in this transaction on behalf of either of them other than The Georgetown Group ("Georgetown") and Newmark & Company Real Estate, Inc. ("Newmark"). Seller shall pay all brokerage commissions due to Georgetown and Purchaser shall pay all brokerage commissions due to Newmark. Seller agrees to indemnify and hold Purchaser harmless from and against all loss, liability or expense (including, without limitation, reasonable attorneys fees and disbursements) arising out of any claim or claims by Georgetown and any other broker, finder or similar agent (excluding Newmark) for commissions, fees or other compensation in connection with this transaction, which claims are based on contracts between Seller and such other broker, finder or similar agent and are not based on any dealings between Purchaser and any other broker, finder or similar agent. Purchaser agrees to indemnify and hold Seller harmless from and against all loss, liability or expenses (including, without limitation, reasonable attorneys fees and disbursements) arising out of any claim or claims by Newmark and any broker, finder or similar agent (excluding Georgetown) for commissions, fees or other compensation in connection with this transaction, which claims are based on contracts between Purchaser and such other broker, finder or similar agent and are not based on any dealings between Seller and any other broker, finder or similar agent. This Section shall survive the Closing or termination of this Agreement.

                                  ARTICLE VIII

                                   THE CLOSING

     8.1 Date and Manner of Closing. The closing of the transaction contemplated herein (the "Closing") shall occur at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York or, at Purchaser's election, at the offices in Manhattan of Purchaser's lender or their counsel on January 16, 2001 (the "Final Closing Date"), time being of the essence, subject only to (i) Seller's adjournment rights with respect to New Exceptions or Major Tenant Estoppels, in which event Seller will give Purchaser not less than three business days' notice of the date of the Closing and (ii) Purchaser's and Seller's right, respectively, to extend the Closing Date on three business days' notice, to not later than January 31, 2001, time being of the essence (subject to Purchaser's right to an additional fifteen days' if Seller adjourns in accordance with (i) above.)

          8.1.1 Funds and Documents. At the Closing all funds and instruments required to be delivered pursuant to Articles V and VI shall be or shall have been so delivered.

          8.1.2 Title Insurance. The Title Company shall issue a standard 1992 form of American Land Title Association owner's policy of title insurance and a standard form of Lender's policy of title insurance (collectively, the "Title Policy") with liability in the amount of the Purchase Price or mortgage, as applicable, insuring that fee title to the Real Property vests in Purchaser or the priority of the mortgage, as applicable, subject only to the Permitted Encumbrances.

     8.2 Additional Title Insurance. Purchaser may, at Purchaser's option, direct the Title Company to issue additional title insurance endorsements, at Purchaser's cost, provided that the Title Company's failure to issue any such additional endorsements shall not affect Purchaser's obligations under this Agreement.

                                   ARTICLE IX

                     PRORATION, FEES, COSTS AND ADJUSTMENTS

     9.1 Prorations. At or prior to the Closing, the parties shall prorate, as of 11:59 p.m. the day prior to the Closing, all income and expenses with respect to the Property and payable to or by the owner of the Property, including, without limitation: (i) all real property taxes on the basis of the fiscal period for which assessed (if the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be based on the tax rate for the preceding period applied to the latest assessed valuation; (ii) "BID" payments required as a result of the Property being in a Business Improvement District;
(iii) rents and other tenant payments and tenant reimbursement, if any, received under the Leases as provided in this Article; (iv) charges for water, sewer, electricity, gas, fuel, steam, vault taxes and other utility charges (other than those charges required to be paid directly to the utility company by a Tenant) all of which shall be read promptly before the Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated; (v) amounts prepaid and amounts accrued but unpaid on Contracts which are to be assumed by Purchaser; (vi) periodic fees for licenses, permits or other authorizations with respect to the Property; (vii) salaries, wages and fringe benefits with respect to Employees that Purchaser will employ after the Closing, and (viii) all other items customarily prorated in connection with transactions of the type contemplated by this Agreement. A further proration of (i) above shall be made between the parties when the final tax bill for the tax year in which the Closing occurs becomes available. Seller shall pay any taxes or fees assessed for periods prior to the Closing with respect to emergency generators and fuel tanks which are the property of Seller and are located on the Property. In conjunction with such prorations, Seller will assign to Purchaser all utility deposits which are assignable (and Seller shall be credited with such amounts) and notify, or cause to be notified, all utilities servicing the Property of the change in ownership and direct that all future billings be made to Purchaser at the address of the Property with no interruption of service.

          9.1.1 Leasing Costs Credited to Purchaser. Seller shall credit Purchaser with an amount equal to any then outstanding tenant improvement allowance, landlord work obligations, leasing commissions, free rent periods, or any other monetary obligations with respect to executed leases or extensions, expansions or modifications thereof as of the date hereof and with respect to the Ricker Amendment, the GS 27th Floor Amendment, and the 27th Floor Lease, regardless of when the same shall be due as set forth on Exhibit EE. Notwithstanding the foregoing, the 25th floor of the Building has been leased to GS for a term to commence upon the expiration or sooner termination of the Lease to ASARCO Incorporated, the existing tenant of the 25th Floor, on the terms set forth on Exhibit W and otherwise in form and substance satisfactory to Purchaser, and

     Purchaser shall be responsible for the tenant improvement allowance and landlord work obligations due under such lease amendment to the extent set forth on Exhibit W. The credit for any amounts accruing or payable more than thirty (30) days after the Closing shall be discounted to a net present value at an annual discount rate of 6%.

          9.1.2 Leasing Costs During Contract Period. Subject to the provisions of Section 9.1.1 with respect to the Ricker Amendment, the GS 27th Floor Amendment, the 27th Floor Lease and the lease of the 25th Floor of the Building to GS, the amount of any Tenant improvement allowances, landlord work obligations, leasing commissions, free rent periods and any other monetary obligations, if any, due in respect of Leases or modifications, renewals, extensions or expansions of Leases entered into after the date hereof and prior to Closing (the "Contract Period") in accordance with
     Article 15 shall be the responsibility of Purchaser and shall be paid by Purchaser, (other than any free rent for any period prior to Closing which shall be for the account of Seller) as and when due, except that to the extent Seller has paid all or any part of such leasing commissions, tenant allowances, or other similar monetary payments for which Purchaser is responsible Seller shall provide Purchaser to its reasonable satisfaction with evidence of such payment and Purchaser shall reimburse Seller for such payments at Closing.

          9.1.3 Taxes. If any proceeding for certiorari or other proceeding to determine the assessed value of the Property or the real property taxes payable with respect to the Property shall have been commenced prior to, and is pending as of, the Closing Date (a "Tax Protest"), Purchaser and Seller hereby agree that Joel Marcus of Pottish, Freyburg, Marcus & Velasquez shall be designated at Closing as the certiorari counsel who shall continue the prosecution of such proceeding or proceedings to completion. Purchaser shall have the authority to settle or compromise any claim relating to the 2000/2001 fiscal tax years without Seller's consent. With respect to any fiscal tax year prior to the 2000/2001 fiscal tax year, Seller shall have the authority to settle or compromise any claim relating to such period using Seller's certiorari counsel. The parties agree to cooperate with each other, and to execute any and all documents reasonably requested by the other party, in furtherance of the foregoing. Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the Closing shall belong to Seller and shall be paid promptly to Seller when received by Purchaser, net of reasonable out-of-pocket expenses of collection thereof and amounts owed Tenants. Any such refunds and credits attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Purchaser after deducting the reasonable out-of-pocket expenses of collection thereof and payments required to be made to Tenants. This apportionment obligation shall survive the Closing. Any such refunds and credits attributable to the fiscal tax year after the Closing shall belong to Purchaser.

          9.1.4 Security and Other Deposits. At the Closing, Seller shall (i) credit to Purchaser with the amount of all refundable security deposits (plus interest accrued thereon to the extent required to be paid by the applicable Lease or applicable law) and (ii) deliver to Purchaser all Letters of Credit as required in Section 6.1.11.

          9.1.5 Rent. Basic rents and payments or reimbursements for taxes, utilities and operating expenses and all other charges or reimbursables as and when collected under the Leases including without limitation charges for any special services provided to any Tenant, overtime HVAC or special cleaning (collectively, the "Rents") shall be prorated; provided, however, that all Rents collected after the Closing under the Leases shall be applied, on a Lease by Lease basis, first, to satisfy obligations attributable to the payment period in which Closing occurs, second, in payment of all current Rents due and payable for the period after the Closing, third, after Rents for all current periods have been satisfied in full in payment of Rents in arrears for the periods prior to the payment period in which the Closing occurs. At Closing, Seller shall assign to Purchaser all of its claims or causes of action against existing Tenants, if any. If at the time of Closing (as reflected in a Schedule to be delivered by Seller at Closing of all amounts known to Seller as due and payable by any Tenant for the period prior to Closing but uncollected as of Closing, whether or not past due) or thereafter there are Rents owed by Tenants to Seller, then Purchaser will make commercially reasonable efforts, without suit, to collect the same for the account of Seller and any such Rents, if received, shall have been received by Purchaser for the account of Seller and will be remitted by Purchaser to Seller within 15 days of receipt. Seller expressly agrees that if Seller receives any Rents directly from Tenants after the Closing Date, Seller shall remit same to Purchaser within 15 days after receipt thereof and Purchaser shall deliver to Seller the amount thereof, if any, to which Seller is entitled pursuant to the terms hereof within 15 days after receipt thereof. All prepaid Rents and charges for the period following the Closing shall be paid over (or credited) by Seller to Purchaser at Closing. After the Closing, Seller shall not be entitled to collect or attempt to collect Rents from Tenants due and owing to Seller, except those whose Lease or right to possession under the Lease has been terminated and in connection with which the Tenant has either vacated its premises or summary proceedings have been instituted.

          9.1.6 Additional Rent. Charges to or contributions by Tenants under the Leases for the period under such Leases which includes the Closing Date, including without limitation, payments or reimbursements, whether for taxes, utilities, other operating expenses or otherwise, shall be apportioned on the basis of the ratio which the expenses actually paid by each party for such period bears to the total of all expenses with respect to such period for which such payment was made by the Tenant. Such apportionments shall be adjusted as soon as practicable after the end of the current lease year in which the Closing occurs, and at such time Purchaser shall furnish Seller with statements in reasonable detail showing the calculation of such apportionments, rents and payments, and any adjustments shall be allocated for the portion to which it applies. If either Seller or Purchaser shall have collected more than its share of such amounts payable under any Lease pursuant to this Section, such party shall promptly remit to the other the amount of such excess. If any Tenant is entitled to refunds of any such rents or charges, such refunds shall be paid by the party hereto that received such rents or charges, provided, however, that any amounts collected by Seller to which Tenants are entitled shall be paid to Purchaser who shall remit such amounts to Tenants entitled thereto. Purchaser shall indemnify Seller from and against any claims by Tenants for amounts remitted by Seller to Purchaser pursuant to this Section.

          Purchaser shall prepare and deliver to Seller for its review and approval the operating expense and real estate tax escalation statements and adjustments for the calendar year 2000 no later than March 31, 2001. The reasonable costs incurred by Purchaser or its accountants in preparing such statements (including without limitation the costs of an audit) shall be paid by Seller. Upon Seller's approval of the same, Purchaser shall invoice Tenant's for the amounts set forth thereon. If Seller does not approve the same and Purchaser and Seller are unable to agree on the amounts to be billed to the Tenants within fifteen (15) days after Seller's receipt of Purchaser's initial statements, Purchaser may invoice Tenants for the amounts it in good faith determines to be correct and any dispute between Seller and Purchaser shall be resolved in good faith between the parties.

          Purchaser shall prepare and deliver to Seller for its review statements for the calendar year 2001 no later than March 31, 2002 and Seller and Purchaser shall follow the same procedures as described above.

          Seller hereby agrees, that provided Purchaser follows the procedures described in this Section 9.1.6, Seller shall have no claim against Purchaser in connection with any matter related to the escalation statements prepared by Purchaser in accordance with this Section.

          At least three (3) business days prior to Closing, Purchaser and Seller jointly shall prepare a closing statement, subject to and in accordance with the terms hereof, indicating the net amount due to either party as a result of the adjustments and prorations provided for herein. Any errors in the calculation of apportionments shall be corrected or adjusted as soon as practicable (but not more often than monthly) after the Closing Date. If it is impracticable to apportion certain items hereunder on the Closing Date, such items shall be apportioned and paid as soon as practicable thereafter. Purchaser agrees to take necessary actions after Closing in a timely manner in order to make the adjustments and prorations provided for hereunder, including, without limitation, billings to Tenants. The provisions of this Section 9.1 (including, without limitation, Sections 9.1.1 through 9.1.6) shall survive Closing.

     9.2 Seller's Closing Costs. Seller shall pay (i) the New York City and New York State transfer taxes in the amount required by law, (ii) Seller's own attorneys' fees and (iii) any brokerage or investment banking fee payable to Georgetown.

     9.3 Purchaser's Closing Costs. Purchaser shall pay (i) all recording fees, and all mortgage recording taxes, (ii) the cost of the Title Report, the title premium for the Title Policy and any lender's title policy and the cost of any other title insurance endorsements ordered by Purchaser, (iii) survey costs,
(iv) Purchaser's due diligence expenses, including all professional fees, (v) Purchaser's own attorneys' fees, and (vi) any brokerage or investment banking fees payable to Newmark in connection with this transaction.

                                   ARTICLE X

                                     ESCROW

     10.1 Escrow. TitleServ Agency of New York will act as Escrow Agent pursuant to the agreement attached hereto as Exhibit X which shall be executed simultaneously with this Agreement.

                                   ARTICLE XI

                 RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

     11.1 Return of Seller's Documents. If this Agreement is terminated for any reason (other than the material default of Seller), Purchaser shall, within five days following such termination, deliver to Seller all documents and materials relating to the Property previously delivered to Purchaser by Seller, copies made by or on behalf of Purchaser of any documents during the Due Diligence Period or the Contract Period and copies of all reports, studies, documents and materials obtained by Purchaser from third parties in connection with the Property and Purchaser's investigation thereof. Such items shall be delivered without representation or warranty as to accuracy or completeness and with no right of Seller to rely thereon without the consent of the third party.

     11.2 Deposit. If this Agreement is terminated for any reason other than Purchaser's default, which defaults shall be governed by Article XII, (i) then Purchaser shall be entitled to obtain the return of the Deposit or so much thereof as Purchaser has previously deposited with Escrow Agent.

     11.3 No Effect on Rights of Parties; Survival. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under Article XII or otherwise hereunder with respect to the enforcement of this Agreement. The obligations under this Article XI shall survive termination of this Agreement.

                                   ARTICLE XII

                                     DEFAULT

     12.1 Seller's Remedies. If, (i) at the closing, Seller is ready, willing and able to convey the Property to Purchaser in accordance with the terms hereof and Purchaser does not deliver the Purchase Price to Seller in accordance with the provisions of Section 2.1.2 or refuses to execute and deliver a closing document required to be executed and delivered to Seller or (ii) Purchaser takes any action that makes it impossible for Seller to fulfill any obligations required to be fulfilled by Seller prior to the Closing, then Seller may terminate this Agreement upon written notice to Purchaser and Seller may retain the Deposit as liquidated damages. Seller and Purchaser agree that upon the occurrence of one of the events listed in subclause (i) or (ii) of the preceding sentence it would be extremely impracticable and difficult to estimate any and all damage and harm, losses and expenses which Seller would suffer due to such failure, and insofar as a reasonable estimate of the total net detriment that Seller would suffer from such failure is the amount of the Deposit, Seller shall be entitled to retain the Deposit, which amount is not intended to be and is not a penalty, and which shall be Seller's sole remedy for damages arising from Purchaser's failure to complete the acquisition.

     12.2 Purchaser's Remedies. If the sale and purchase of the Property is not completed as herein provided solely by reason of any material default of Seller, Purchaser shall be entitled to (i) terminate this Agreement by delivering notice to Seller and to obtain the return of the Deposit or (ii) treat this Agreement as being in full force and effect and pursue only the remedy of specific performance of this Agreement. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages, other than in the case of Seller's fraud, but in no case shall Purchaser seek punitive damages or consequential damages. Notwithstanding the foregoing, if Seller shall willfully default in any of its obligations under this Agreement that are solely within the control of Seller or one of its Affiliates (i.e. those obligations not in any manner involving third party execution or delivery of documents or cooperation), then Purchaser may seek damages on account of such willful breach from Seller (not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate), regardless of whether Purchaser has elected to acquire the Property. This provision shall survive Closing or termination of this Agreement provided however that any action must be commenced within one year of the scheduled Closing Date.

                                  ARTICLE XIII

                         REPRESENTATIONS AND WARRANTIES

     13.1 Seller's Warranties and Representations. The matters set forth in this
Section 13.1 constitute representations and warranties by Seller which are now and (subject to actions taken by Seller in accordance with the provisions of Article IV and Article XV) shall, in all material respects, at the Closing be true and correct as restated on the Closing Date. If Seller learns of, or has a reason to believe that any of the following representations and warranties may cease to be true, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller's notice is based). As used in this Section 13.1, the phrase "to the extent of Seller's actual knowledge" or "actually known to Seller" shall mean the actual knowledge of Tara Molnar, Assistant Vice President, National Property Management, CNA, the asset manager responsible for the Property and Michael Versace, on-site property manager employed by Cushman & Wakefield, Inc. ("C&W") There shall be no duty imposed or implied to investigate, inspect, or audit any such matters, and there shall be no personal liability on the part of such individuals.

          13.1.1Power and Authority. Each of the Seller Pool Companies has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and each is duly formed, validly existing and in good standing under the Laws of the State of each of its respective formation/organization/incorporation and is authorized to do business in the State of New York; each has granted Seller and Agent full power and authority to act on its behalf and has authorized Seller and Agent to consummate this transaction and bind each of them to the obligations set forth in this Agreement (and shall be liable, jointly and severally, for all of the obligations of Seller hereunder). Agent is a Delaware corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business in the State of New York as it is now being conducted. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms and Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the persons signing this Agreement on behalf of Seller is authorized to do so.

          13.1.2 Proceedings. There is no pending or, to the extent of Seller's actual knowledge threatened condemnation or similar proceeding affecting any part of the Real Property.

          13.1.3 Contravention. Neither Seller nor any Seller Pool Company nor Agent is prohibited from consummating the transactions contemplated by this Agreement or from executing or delivering this Agreement by any Law, or any agreement to which Seller or any Seller Pool Company or Agent is a party or by which it is bound.

          13.1.4 Leases and Contracts. The Leases, listed on the Rent Roll and Contracts comprise all of the leases and contracts which will affect the Property on the Closing, true, correct and complete copies of which have been delivered to Purchaser, other than those leases and contracts entered into in accordance with Article XV. Except as disclosed in the Rent Roll attached hereto as Exhibit Y, which lists the tenants name, space, all leases, amendments, letter agreements and assignments and the dates thereof the expiration date of the lease and current rent and charges tenant security deposits, prepaid rent and arrearages, base year and base year amounts on account of operating expenses and real estate taxes (the "Rent Roll"), no base rent or additional rent or other fees or charges due under the respective Leases has been paid more than one (1) month in advance by any Tenant. Base Year and base year amounts on account of operating expenses and taxes are listed for information only and no representation and warranty is made with respect thereto. The Rent Roll lists all of the Leases as of the date of this Agreement. Except as otherwise set forth in the Rent Roll, all of the Leases are in full force and effect and none of them has been modified, amended, supplemented or extended. Except as otherwise set forth in the Rent Roll, as of the date hereof, no Tenant is in arrears in the payment of rent and Seller has not sent written notice to any Tenant claiming that such Tenant is in default, which default remains uncured. Except as otherwise disclosed to Purchaser as set forth on the Rent Roll, as of the date hereof, Seller has received no written notice of any claim by a Tenant against Seller or any prior landlord that has not been resolved for any security deposit or of any Tenant defense or off-sets to rent or additional rent. To the knowledge of Seller, Seller is not in default of any of its monetary obligations or in default of any material obligation as landlord under any Lease. No action or proceeding instituted against Seller by any Tenant is currently pending in any court with respect to the Property. There are no security deposits not set forth in the Rent Roll that have been paid (or, with respect to Letters of Credit, delivered) to Seller by or on behalf of any Tenant, or with respect to any of the Leases. Seller has not received any written notice from any Tenant claiming that Seller is in monetary or other material default under the Lease with such Tenant, which default remains uncured.

          Exhibit S lists all of the Contracts in effect as of the date hereof with respect to the Property and there are no service, maintenance, supply or management contracts or similar agreements affecting the Property, either written or oral, which will remain in effect beyond the Closing, except for those described in Section 4.1.1.1 and except for contracts that can be cancelled on not more than 30 days' notice without penalty or fee except for penalty or fee which Seller agrees to pay; there are no agreements which will bind the Property (including all amendments, modifications and supplements thereto) after the Closing other than the Permitted Encumbrances. To Seller's knowledge, all of the Contracts are in full force and effect as of the date of this Agreement, (ii) no action or proceeding instituted against Seller by any party to a Contract (each, a "Contract Party") is presently pending in any court and Seller has not received any written notice from any Contract Party claiming that Seller is in monetary or other material default under the Contract with such Contract Party, which default remains uncured, (iii) to Seller's knowledge, Seller has paid all sums currently due and payable under the Contracts except for sums which are not more than 30 days' past due, (iv) Seller has delivered to Purchaser true, correct and complete copies of all Contracts and (v) except as set forth on Exhibit S, all Contracts are terminable upon not more than 30 days' notice without penalty or fee except for fees or penalties which Seller is willing to pay.

          13.1.5 Compliance. Except as listed on Exhibit Z, Seller has not received written notice from any Governmental Authority that the Property is not in material compliance with all applicable Laws, except for such failures to comply, if any, which have been remedied.

          13.1.6 Employees. Seller represents that the employees listed on Exhibit AA (the "Employees") are the only employees employed at the Property all of whom are employed by C&W and not by Seller, and that with the exception of the Property Manager, the Secretary and the Accountant/Bookkeeper, (collectively, the "Non-Union Employees"), all employees on Exhibit AA are Union Employees. Exhibit BB contains a true, correct and complete list of all the Union Contracts with respect to the Employees and to Seller's knowledge, all of the Union Contracts are in full force and effect. "Union Contracts" shall mean all contracts, agreements, collective bargaining agreements and union agreements related to all Employees. Purchaser agrees to assume or cause a company with whom it has a contractual relationship ("Employer Company") to assume the Union Contracts with respect to such Employees and to comply with the terms thereof with respect to the Employees from and after the Closing. Purchaser shall offer to hire or cause the Employer Company to offer to hire the Employees, other than the Non-Union Employees, commencing on the date of the Closing and shall assume all liabilities and obligations to such Employees accruing from and after the Closing under the Union Contracts, including, without limitation, all salaries and wages, payable thereunder, all severance pay and other obligations as a result of any termination by Purchaser or the Employer Company of any of such Employees after the Closing and any liabilities or obligations under any employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, maintained by Purchaser and with respect to any employee benefit or fringe benefit plans or arrangements maintained by Purchaser, in each case, to the extent such payments or benefits are required to be made or provided pursuant to the Union Contracts. Seller represents that (i) it has not entered into any voluntary modifications of the Union Contracts and (ii) it has made all payments required by the Union Contracts prior to the date of Closing. Seller will cause C &W to request from each of the Unions listed on Exhibit BB a letter dated prior to Closing stating the amount of any underfunded obligation, if any. Purchaser shall indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from Purchaser's or the Employer Company's failure to pay and perform its obligations with respect to the Employees hired by Purchaser accruing from and after the Closing under this Section 13.1.6. Seller shall indemnify, defend and hold harmless Purchaser from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from any failure by Seller to pay or perform any obligations to the Employees accruing prior to the Closing, provided, however, that Seller shall not be liable for payment of any severance pay, employee benefit plan obligations or other obligations (whether nor not relating to any period prior to the Closing) to or for the benefit of any of the Employees hired by Purchaser arising as a result of any termination of any such Employees by Purchaser or the Employer Company after the Closing. The indemnities set forth in this Section 13.1.6 shall survive the Closing.

          13.1.7 Litigation. There is no pending litigation affecting the Property except for litigation which, to Seller's knowledge, is covered by insurance. Seller has not received written notice from any insurance company that it has denied coverage in any such insured litigation. Seller does not have any knowledge of any threatened material litigation.

          13.1.8 Notice of Violations. Seller has not received any written notice from any governmental agency, lender or any Tenant that the Property (or any portion thereof) is in violation (which has not heretofore been corrected or otherwise satisfied and in connection with which all penalties have been paid) of (1) any of the requirements of restrictive covenants or other encumbrances affecting the Property (or any portion thereof) except as set forth on Exhibit CC and (2) any Laws bearing on the ownership, operation or use of the Property, including, without limitation, those relating to health, safety, building, fire, zoning, accessibility, and land use except as set forth on Exhibit Z. No casualty has occurred with respect to the Property within eighteen (18) months preceding the date hereof that has not heretofore been repair or restored.

          13.1.9 Licenses and Permits. Exhibit DD contains a list of all permits and licenses and applications for permits (including, but not limited to, a certificate of occupancy relating to the Improvements) from Governmental Authorities currently maintained by Seller in connection with its ownership of the Property (collectively, the "Licenses and Permits"), all of which Licenses and Permits (i) have been issued, or duly transferred, to Seller (to the extent assignable), (ii) have been paid for in full and (iii) Seller has not received any written notice revoking or threatening to revoke or terminating any License or Permit except that as of the date hereof, the Public Assembly Permit for the Ricker Auditorium has expired and although Seller has made timely application for renewal and has paid all application fees required to be paid in connection with the renewal, the current Public Assembly Permit has not been issued. Any fines or penalties imposed by any Governmental Authority in connection with the expired Public Assembly Permit shall be Seller's obligation to pay. This obligation of Seller shall survive Closing. Seller has delivered to Purchaser true, correct and complete copies of all of the Licenses and Permits.

          13.1.10 Allowances; Leasing Commissions. Except as otherwise set forth on Exhibit EE attached hereto, Seller has paid or provided for all construction allowances, brokerage commissions, leasing commissions, takeover obligations or similar tenant inducements required to be paid, provided or credited with respect to the current lease term of any Lease (as opposed to any renewal, extension or expansion term of any Lease). Initial installations by Seller for Tenants required with respect to the current term of their respective Leases, except as set forth in Exhibit FF, have been completed in all material respects and Seller has performed all other material work required to be performed by the Seller under the Leases up to the date of the Closing. Except as otherwise set forth on Exhibit H and Exhibit I, Seller is not performing any ongoing construction work in, on or about the Property other than normal maintenance being performed by Seller in the ordinary course of business. Except as set forth in the Leases, there are no takeback or takeover obligations under any of the Leases or which would otherwise be enforceable against the owner of the Property after the Closing.

          13.1.11 Tax Proceedings. Except as set forth on Exhibit GG , there are no tax reduction proceedings pending with respect to all or any portion of the Property. Except as disclosed on the tax bills with respect to the Real Property, Seller has no knowledge of, any tax abatements, deferrals or exemptions in effect with respect to the Property and Seller has received no written notice of any proposed increase in the assessed value of the Property or of any proposed public improvement assessments.

          13.1.12 Insurance. Exhibit HH attached hereto is a true, correct and complete list of the types and amounts of insurance coverage maintained by Seller and in force with respect to the Property. Except as otherwise set forth on Exhibit HH , Seller has not received any written notice from any of the insurers of the Improvements of any physical condition of the improvements with respect to which such insurer has required correction or change which has not been corrected or changed.

          13.1.13 Personal Property. Except as set forth on Exhibit C, all of the Personal Property, if any, to be transferred by Seller to Purchaser has been paid for in full and is free of all liens, claims and encumbrances.

          13.1.14 Environmental and Engineering Reports. Exhibit II is a list of environmental and engineering reports in Seller's possession or control relating to the Property, and true and complete copies of same have heretofore been delivered by Seller to Purchaser.

          13.1.15 Utilities. Seller has received no written notice from any utility company or governmental or quasi-governmental entity of any fact or condition which could result in the discontinuation of presently available public utilities for the Property.

          13.1.16 Business Improvement District. The Property is located in and subject to assessments imposed by a Business Improvement District. Seller has furnished to Purchaser copies of the current bills for assessments required to be paid in connection with the Business Improvement District.

          13.1.17 Non-Foreign Person. Seller is a "United States Person" within the meaning of Section 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

          13.1.18 Access to Documents. To Seller's knowledge, Seller has provided Purchaser with access to any and all Leases, Contracts, Licenses and Permits, books and records, plans, documents and information relating to the Property and the ownership and operation thereof which are in the possession or control of Seller.

          13.1.19 Brokerage Agreements. The only brokerage or leasing agreements relating to the Leases existing on the date hereof or that will be binding on Purchaser after the Closing are those set forth on Exhibit JJ (the "Brokerage Agreements"). Seller has delivered or caused to be delivered to

     Purchaser true, correct and complete copies of each Brokerage Agreement listed on Exhibit JJ.

          13.1.20 Work. Exhibit H and Exhibit I contains a list of all material work in progress by Seller at the Property, the Contracts or agreements entered into with respect to such work, a description of such work, an estimate of the percentage of such work which is complete and an estimate of the cost to complete.

          13.1.21 Rezoning. There is no pending request by Seller for a rezoning of the Property or any other variance for the Property.

          13.1.22 Financial Statements. Seller has delivered to Purchaser its audited Financial Statements for the period 1997 to 1999. Expenses in connection with the operation and ownership of the Property (other than with respect to the Ricker Auditorium and Fitness Center and the Continental Club) are shown on the books and records of Seller delivered to Purchaser and not instead on the books and records of any other entity (except in accordance with accounting, regulatory or reporting matters), it being understood that the foregoing representation is not a representation or warranty as to the amount of any such expenses.

     13.2 Purchaser's Warranties and Representations. The matters set forth in this Section 13.2 constitute representations and warranties by Purchaser which are now and shall, at the Closing, be true and correct.

          13.2.1 Power and Authority. Purchaser is a Delaware corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business in the State of New York as it is now being conducted. This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms; Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          13.2.2 Execution and Delivery. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder are not and will not violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or the United States of America or the State of New York or any political subdivision of either of the foregoing, to the extent any of the foregoing have jurisdiction over the Purchaser or the Property, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser or the Property is bound or affected, such that Purchaser's performance hereunder would be materially and adversely impacted on account of such violation.

          13.2.3 Independent Investigation. The consummation of this transaction shall constitute Purchaser's acknowledgment that it has independently inspected and investigated the Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property and the representations and warranties of Seller set forth herein.

          13.2.4 Purchaser Reliance. Purchaser is experienced in and knowledgeable about the ownership and management of commercial real estate properties, and it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential except as expressly set forth in Section
     13.1 or elsewhere herein. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except as expressly set forth in
     Section 13.1.

     13.3 No Other Warranties and Representations. Except as specifically set forth in this Article XIII or elsewhere herein, neither Seller nor Purchaser have made, make or have authorized anyone to make, any warranty or representation as to the Leases, the Contracts, any written materials delivered to Purchaser or the persons preparing such materials, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith (including, without limitation, the Americans with Disabilities Act),operation, income generated by, or any other matter or thing affecting or relating to the Property or any matter or thing pertaining to this Agreement. Purchaser expressly acknowledges that no such warranty or representation has been made and that Purchaser is not relying on any warranty or representation whatsoever other than as is expressly set forth in this
Article XIII or elsewhere herein. Purchaser shall accept the Property "as is" and in its condition on the date hereof subject only to the express provisions of this Agreement and ordinary wear and tear.

          13.3.1 No Environmental Representations. Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.

          13.3.2 Release of Claims. Purchaser acknowledges and agrees that Seller makes no representation or warranty as to, and Purchaser waives and releases Seller from any present or future claims arising from or relating to, the presence or alleged presence of asbestos, radon or any hazardous materials or harmful or toxic substances in, on, under or about the Property, including without limitation any claims under or on account of
     (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder,
     (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (iii) this Agreement, or
     (iv) the common law. The provisions of this Section 13.3.2 shall not be deemed to limit the right of Purchaser to name Seller as a party defendant in any action brought by any third party including any governmental entity for damages which such third party alleges have been caused by environmental conditions affecting or related to the property which existed prior to the Closing.

                                  ARTICLE XIV

                            CASUALTY AND CONDEMNATION

     14.1 Insured Casualty. Promptly upon learning thereof, Seller shall give Purchaser written notice of any damage or destruction of the Property occurring prior to the Closing. If prior to the Closing the Property is materially damaged or destroyed, which damage or destruction is covered by insurance, Purchaser shall have the option of either (i) applying the proceeds of payment under any insurance policies toward the payment of the Purchase Price to the extent insurance payments have been received by Seller, receiving from Seller an amount equal to any applicable deductible under any such insurance policy and receiving an assignment from Seller of Seller's right, title and interest in any such awards or payments, or (ii) terminating this Agreement by delivering written notice of such termination to Seller within 30 days after Purchaser has received written notice from Seller of such material damage or destruction in which event this Agreement shall terminate immediately and Purchaser shall receive the return of the Deposit and thereafter neither party shall have any further rights or obligations hereunder except those specifically stated to survive a termination of this Agreement. If prior to the Closing an immaterial portion of the Property is damaged or destroyed, which damage or destruction is covered by insurance, then Purchaser shall have the option to either (i) cause Seller to commence to repair or replace such damage to or destruction of the Property or the applicable portion thereof or (ii) proceed to Closing with, the proceeds of any insurance policies and any applicable deductible under any insurance policies being applied toward the payment of the Purchase Price to the extent such insurance payments have been received by Seller and Seller shall assign to Purchaser all of Seller's right, title and interest in any such awards or payments. For purposes of this Section, the word

"material" shall mean any damage or destruction which Seller and Purchaser, in its respective reasonable judgment, believes will cost more than $10,000,000 to repair and/or replace.

     14.2 Uninsured Casualty. In the event of any uninsured damage to or destruction of the Property or any portion thereof (notice of which shall be given to Purchaser by Seller promptly following its occurrence) prior to the Closing, which damage or destruction can, in Purchaser's reasonable judgment based upon the written advice of engineers and/or architect be repaired or replaced for a cost not to exceed $10,000,000. at Purchaser's option, Seller shall either (i) commence to repair or replace such damage to or destruction of the Property or the applicable portion thereof or (ii) proceed to Closing, whereupon Purchaser will accept the Property as it is together with a reduction of the Purchase Price in the amount of the engineer/architect's estimate of the cost to replace the damaged portion of the Property. If the cost of such repair or replacement exceeds $10,000,000, as reasonably determined by Purchaser then Purchaser may, at its option, by notice to Seller given within thirty (30) days after the date that the cost to repair or replace such damage is determined, unilaterally terminate this Agreement, in which event this Agreement shall terminate immediately, the Deposit shall be returned to Purchaser and thereafter neither party shall have any further rights or obligations hereunder except those expressly stated to survive a termination hereof. If Purchaser does not elect to terminate this Agreement as provided in this Section 14.2 , then this Agreement shall continue between Purchaser and Seller and Purchaser shall receive a credit, at Closing, in an amount equal to the estimated cost of such restoration as reasonably determined by Purchaser.

     14.3 Condemnation. Promptly upon learning thereof, Seller shall give Purchaser written notice of any threatened or commenced or consummated condemnation. If prior to the Closing, a material portion (as hereinafter defined) of the Property is condemned, Purchaser may, at its option, by notice to Seller given thirty (30) days after Purchaser is notified of such actual or possible proceedings, terminate this Agreement, in which event the Deposit shall be returned to Purchaser and thereafter neither party shall have any further rights or obligations hereunder, except those expressly stated to survive the termination hereof. If Purchaser fails to do so, Purchaser shall be deemed to have elected to continue this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award (and Seller shall pay to Purchaser any such compensation and damages already received) and Purchaser shall have the sole right from the date thereof through the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. In the event that less than a material portion of the Property is condemned, this Agreement shall continue and Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award (and Seller shall pay to Purchaser any such compensation and damages already received) and Purchaser shall have the sole right from the date hereof through the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. For purposes of this Section 14.3, "material" shall mean a condemnation which Seller and Purchaser, in its respective reasonable judgment, believes effects more than five percent (5%) of the Building or affects access to or the ability to use the Property as presently used or has a material adverse effect on the income from the Property.

     14.4 Purchaser's Right to Participate and/or Consent. In the event that there is a casualty or condemnation as set forth in Section 14.1-14.3 above and Purchaser does not terminate this Agreement, Purchaser shall (i) in the event of an insured casualty, have the right to participate in any insurance settlement and, if Purchaser elects to have Seller repair or replace such damage, approve (which approval shall not be unreasonably withheld or delayed) all plans and specification, contractors and material terms of any contracts for such repair or replacement, (ii) in the event of an uninsured casualty, if Purchaser elects to have Seller repair or replace such damage, have the right to approve (which approval shall not be unreasonably withheld or delayed) all plans and specifications, contractors and material terms of any contracts for such repair or replacement and (iii) in the event of a condemnation, have the right to participate in any condemnation award proceeding.

     14.5 General Obligations Law. The parties understand and agree that the provisions of this Article XIV shall govern and supersede the provisions of
Section 5-1311 of the General Obligations Law of the State of New York.

                                   ARTICLE XV

                          CONDUCT PRIOR TO THE CLOSING

     15.1 Conduct by Seller. Seller hereby covenants and agrees with Purchaser that during the Contract Period, Seller shall operate the Property in a first class manner in accordance with its past business practices. Without limiting the foregoing, Seller shall:

          (i) maintain in full force and effect the insurance policies described in Exhibit HH;

          (ii) between the date hereof and the Closing, Seller will advise Purchaser of any written notice Seller receives after the date hereof from any Governmental Authority relating to the violation of any Law regulating the condition or use of the Property; and

          (iii) reasonably cooperate with Purchaser's attempts to obtain subordination and/or non-disturbance and attornment agreements from Tenants to the extent requested by Purchaser's lender.

     15.2 Actions Prohibited. During the Contract Period Seller shall not, without the prior written approval of Purchaser:

          (i) make any unreimbursed capital expenditures in an amount not to exceed $30,000 in the aggregate with respect to the Property other than (a) in the ordinary course of operating the Property, (b) required for maintenance and repair, (c) required by any of the Leases or the Contracts or by governmental requirements affecting the Property, (d) required by
     Section 4.1.1.1 or (e) required by Section 4.1.1.3 all of which shall be made at Seller's expense unless otherwise set forth in Section 4.1.1.1 and
     Section 4.1.1.3;

          (ii) sell, transfer, encumber or change the status of title of all or any portion of the Property;

          (iii) change or attempt to change, directly or indirectly, the current zoning of the Real Property;

          (iv) cancel, amend or modify any Licenses and Permits held by Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing.

          (v) grant any consent of landlord under a Lease unless such consent is for a de minimis matter or unless required by the terms of the Lease;

          (vi) bring (or permit, to the extent within Seller's knowledge and control, to be brought) Hazardous Materials or substances on or into the Property in violation of Environmental Laws;

          (vii) remove or dispose of (or permit, to the extent within Seller's knowledge and control, to be removed or disposed of) any Hazardous Materials or substances existing on or in the Property in violation of Environmental Laws;

          (viii) remove (unless the same are replaced with similar or comparable items of at least equal quality prior to the Closing) any fixtures, equipment or Personal Property included hereunder;

          (ix) create any encumbrances affecting title to the Land or sell or transfer any portion of or interest in the Property;

          (x) unless and until this Agreement shall be terminated in accordance with the terms hereof, Seller shall not solicit or pursue or entertain any offers to purchase the Property, nor shall Seller enter into any negotiations with third parties with respect to a sale of the Property;

          (xi) enter into, amend, modify or terminate any Union Contract; or

          (xii) terminate the lease dated May 1, 1992 between Seller, as landlord, and ASARCO Incorporated, as tenant, as amended from time to time (the "ASARCO Lease") for the entire 25th Floor unless and until Seller has entered into an amendment of the GS Lease to include the 25th Floor or a new lease for such space has been entered into with GS; provided that such amendment or lease with GS (i) commences upon the expiration of the ASARCO Lease with respect to the 25th Floor, (ii) is on the same terms and conditions set forth on Exhibit W and (iii) is otherwise in form and substance reasonably acceptable to Purchaser.

     15.3 Leases and Contracts During Due Diligence Period. Prior to the end of the Due Diligence Period, Seller may not enter into, cancel, amend, or modify any Contracts or any Leases without approval by Purchaser which approval will not be unreasonably withheld or delayed. In addition, Seller shall not consent to any assignment or sublease in connection with any Lease, unless required to do so pursuant to the terms of the Lease. To the extent that any Contracts (including, without limitation, the management agreement) have been canceled or terminated on or before the Closing Date (other than termination by expiration of time), Seller shall deliver evidence of such cancellation or termination to Purchaser at the Closing.

     15.4 After Due Diligence Period. After the Due Diligence Period, if Purchaser does not terminate this Agreement, Seller may not enter into any new lease or contract (unless such contracts are terminable on thirty (30) days' notice) or cancel, amend or modify any Contracts or any Leases without Purchaser's consent, which consent may be withheld by Purchaser in its sole and absolute discretion. In addition, Seller shall not consent to any assignment or sublease in connection with any Lease unless required to do so pursuant to the terms of the Lease, subject to Purchaser's consent based on the standard for consent set forth in the relevant Lease. To the extent that any Contracts (including, without limitation, the management agreement) have been canceled or terminated on or before the Closing Date (other than termination by expiration of time), Seller shall deliver evidence of such cancellation or termination to Purchaser at the Closing. Notwithstanding the preceding sentence, Seller may enter into any new contracts without Purchaser's consent if doing so is in the ordinary course of operating the Property and the contract (i) will not be binding on Purchaser or (ii) is cancelable on 30 days or less notice without penalty or premium.

     If Seller shall request Purchaser's approval to any of the foregoing matters, Purchaser shall have ten days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter shall be deemed approved by Purchaser. Any unreimbursed capital expenditure approved by Purchaser or deemed approved by Purchaser shall be at Purchaser's expense.

     15.5 Conduct by Purchaser. No later than 75 days prior to Closing, Purchaser shall notify Seller in writing of any Contract that Purchaser does not desire to assume. Seller shall pay all costs associated with such termination(s) and terminate the same prior to Closing and provide written evidence of such termination to Purchaser at Closing.

     15.6 Confidentiality. Seller and Purchaser shall, prior to the Closing, maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Purchaser, which, with respect to Seller, shall include Standard & Poor's and insurance regulators, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than the principals of Georgetown, Newmark, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement including, without limitation, any potential or actual lenders or partners of Purchaser. Neither Seller nor Purchaser shall at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior approval of the other party hereto. Purchaser agrees that the Confidentiality Agreement, dated as of June 23, 2000 from Purchaser for the benefit of Seller is in effect, that all documents and information regarding the Property of whatsoever nature made available to it by Seller or Seller's agents and the results of all tests and studies of the Property (collectively, the "Proprietary Information") are confidential and Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property and any potential or actual lenders or partners of Purchaser, and only after procuring such person's agreement to abide by these confidentiality restrictions. This Section 15.5 shall survive the Closing or termination of the Agreement.

                                  ARTICLE XVI

                                     NOTICES

     All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered upon the receipt by facsimile transmission as evidenced by receipt transmission report, or upon the delivery by overnight express delivery service or by hand or 3 business days after mailing by certified mail postage prepaid, return receipt requested, addressed as follows:

     If to Purchaser, to:

     PGI-WvF 180, L.P.
     c/o Paramount Group, Inc.
     1633 Broadway, Suite 1801
     New York, New York, 10019
     Attention: Albert P. Behler

     Phone: 212-237-3110
     Fax: 212-974-6435

     Paramount Group, Inc.
     1633 Broadway, Suite 1801
     New York, New York, 10019
     Attention: Daniel A. Lauer
     Phone: 212-237-3109
     Fax: 212-237-3197

     with a copy to:

     Willkie Farr & Gallagher
     787 Seventh Avenue
     New York, New York 10019
     Attention: Eugene A. Pinover, Esq.
     Phone: 212-728-8254
     Fax: 212-728-8111

     If to Seller, to:

     Margaret M. Steck
     Vice President
     CNA
     CNA Plaza - 14 North
     Chicago, IL  60685

     and

     Thomas Pontarelli
     Senior Vice President
     CNA
     CNA Plaza - 40 South
     Chicago, IL  60685

     and

     Jacquelyne Belcastro, Esq.
     CNA
     CNA Plaza - 43 South
     Chicago, IL  60685
     with a copy to:

     Barry Mills, Esq.
     Debevoise & Plimpton
     875 Third Avenue
     New York, New York  10022

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

                                  ARTICLE XVII

                        TRANSFER OF TITLE AND POSSESSION

     17.1 Transfer of Possession. Possession of the Property shall be transferred to Purchaser at the Closing subject to the Permitted Encumbrances.

          17.1.1 Delivery of Documents at Closing. At the Closing, Seller shall deliver to Purchaser originals or copies of any additional documents, instruments or records in the possession of Seller or its agents which are necessary for the ownership and operation of the Property.

                                 ARTICLE XVIII

                               GENERAL PROVISIONS

     18.1 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

     18.2 Exhibits. All Exhibits referred to herein and attached hereto are a part hereof.

     18.3 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, including without limitation, the LOI, understandings, representations and statements, oral or written, are merged herein.

     18.4 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

     18.5 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The "prevailing party" means the party in whose favor a judgment, decree, or final order is rendered. This provision shall survive Closing.

     18.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, subject to any adjournment rights set forth in this Agreement.

     18.7 Time of Essence. Time is of the essence to this Agreement and to all dates and time periods set forth herein.

     18.8 Survival of Warranties. Except as otherwise specifically set forth in this Agreement, only the warranties and representations contained in Sections
13.1 and 13.2 and the provisions of Section 13.3 shall survive the Closing, the delivery of the Deed and the payment of the Purchase Price, provided that (i) the representations and warranties set forth in Sections 13.1.1-13.1.3, 13.2.1,
13.2.2 and 13.1.17 shall survive indefinitely and all other representations and warranties set forth in Article 13 shall survive for a period of 12 months after the Closing, except to the extent that Purchaser or Seller, as the case may be, shall have commenced, on or before such 12 month anniversary (the "Warranty Period"), a legal proceeding based on the breach thereof as of the date of the Closing, and (ii) the maximum total liability for which Seller shall be responsible with respect to all representations and warranties and each Landlord Estoppel shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate, and no claim for breach of representation or warranty may be made unless the claims, individually or in the aggregate, shall be in excess of $100,000 after taking account all prior claims, and if such claims in the aggregate exceed $100,000, Purchaser may make claims for all breaches without regard to the $100,000 deductible. Unless otherwise expressly herein stated to survive, all other representations, covenants, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at the Closing and shall not survive the Closing. The liability of the Seller to Purchaser for any matter disclosed by Seller or learned by Purchaser prior to the Closing shall be governed by Section
3.8. At Closing, Seller shall deliver to Purchaser a guarantee in the form of Exhibit J from the Guarantor agreeing to guarantee the obligations of Seller with respect to representations and warranties of Seller set forth herein and Seller's statements in the Landlord Estoppels up to the amount of $7,500,000.

The liability of Seller pursuant to this Section 18.8 is in addition to and independent of any liability of Seller pursuant to Section 3.8.

     18.9 Assignment by Purchaser. Purchaser may not assign its rights under this Agreement except to an Affiliate (as herein defined) provided, that any such Affiliate shall expressly assume, in writing, the covenants, undertakings, warranties, representations and all other obligations of Purchaser under this Agreement, whether before or after Closing and upon such assignment Purchaser shall be released from its obligations hereunder.

     18.10 Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

     18.11 Successors and Assigns. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns (subject to Section 18.9).

     18.12 Interpretation. Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or Exhibits hereto.

     18.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement.

     18.14 Recordation. This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.

     18.15 Limitation on Liability. In any action brought to enforce the obligations of Seller under this Agreement, the judgment or decree shall be enforceable against Seller only to the extent of its interest in the Property, including any proceeds thereof, and no other property or assets of Seller shall be subject to levy, execution or lien for the satisfaction of any remedies against Seller unless Seller has committed fraud, in which event there shall be no limit to the liability of Seller. This provision shall survive the Closing.

     18.16 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,

DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR THE OTHER AGREEMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR THE OTHER AGREEMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. THIS SECTION SHALL SURVIVE CLOSING OR TERMINATION OF THIS AGREEMENT.

     18.17 Further Assurances. Seller, Agent and Purchaser each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby. This Section shall survive the Closing.

     18.18 Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

     18.19 Mortgage Transactions. Notwithstanding anything to the contrary set forth herein, Purchaser may, if it so elects, take such steps as Purchaser shall deem necessary or desirable to encumber the Property at or immediately prior to the Closing with a mortgage (the "Mortgage") that encumbers other premises located in the City and State of New York (a "Mortgage Transaction"). Seller shall use reasonable efforts to cooperate (which cooperation shall be at Purchaser's sole cost and expense) in so effecting a Mortgage Transaction, if so desired by Purchaser, provided that such structuring shall not increase Seller's liabilities or obligations hereunder or adversely affect Seller's rights hereunder and provided further that the following conditions shall be satisfied prior to the Mortgage encumbering the Property: (i) there shall only be one Mortgage and one

Mortgage lender (" Mortgagee"), (ii) the Mortgage shall be prepayable at any time, (iii) Purchaser shall deposit with Agent an irrevocable Letter of Credit acceptable to Seller, drawn on a Bank acceptable to Seller in its sole discretion, in an amount equivalent to 125% of the Mortgage, naming Agent as beneficiary and giving Agent the absolute right to draw down the Letter of Credit on the date following the date of Closing (the "Pay-off Date"), if the Closing does not occur, (iv) Purchaser shall deliver a pay-off letter from the Mortgagee stating the full amount required to satisfy the Mortgage on the Pay-off Date, and the per diem amount required for each day thereafter, and, (v) Purchaser shall deliver to Seller a cash deposit in an amount sufficient to pay the first two monthly installments due on the note secured by the Mortgage. In providing such assistance, Seller shall execute such documents, if any, as may be reasonably required by Purchaser to effectuate such encumbrance ("Mortgage Documents") and otherwise comply with the provisions of this Section 18.19, provided that the Mortgage Transaction and the Mortgage Documents shall not (a) require Seller to execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties which are not fully released as part of the Closing, (b) delay the Closing, and (c) otherwise be contrary to or inconsistent with the terms of this Agreement. Any Mortgage Document that Purchaser shall request Seller to execute shall be prepared and submitted to Seller at least five (5) business days prior to the date that Seller's execution thereof is requested. Seller shall execute any such Mortgage Document only if it conforms in all respects to the provisions of this Agreement relating to a Mortgage Document. Purchaser hereby agrees to indemnify, defend and hold Seller, its respective partners and the heirs, successors and assigns thereof, harmless from, against and in respect of, and shall on demand reimburse Seller, its respective partners and the heirs, successors and assigns thereof for, any and all loss, liability, damage or expense, including but not limited to reasonable attorneys' fees and disbursements, arising out of or in any way connected with the Mortgage Transaction or any Mortgage Document which would not have been incurred if there was no Mortgage Transaction.

     18.20 Credit Lyonnaise Rouse (USA) ("Credit Lyonnaise") Transaction. Prior to Closing, Seller may (i) enter into an agreement with Credit Lyonnaise pursuant to which Credit Lyonnaise will agree to surrender its leasehold interest on a portion of the 19th floor of the Property on or prior to December 31, 2000, (the "Credit Lyonnaise Surrender") and otherwise on terms and conditions reasonably acceptable to Purchaser and Seller and (ii) enter into an amendment to the GS Lease (the "19th Floor Amendment") pursuant to which GS will agree to lease the portion of the 19th floor surrendered by Credit Lyonnaise on terms and conditions set forth on Exhibit LL and otherwise reasonably acceptable to Purchaser. Seller's right to enter into the Credit Lyonnaise Surrender or the 19th Floor Amendment shall be contingent upon Seller's entering into the other such agreement. In the event that the Credit Lyonnaise Surrender and the 19th Floor Amendment have not both been executed prior to Closing, Purchaser shall receive a credit at Closing in the amount of One Million One Hundred Ninety Two Thousand ($1,192,000) Dollars and shall be required to close. In the event that the

Credit Lyonnaise Surrender and the 19th Floor Amendment are in full force and effect at Closing, but the Fixed Rent pursuant to the 19th Floor Amendment is not payable by GS on the Closing Date, Seller shall pay to Purchaser (or credit against he Purchase Price) the difference between (x) the per diem Fixed Rent that would be payable by GS pursuant to the 19th floor Amendment and (y) the per diem fixed rent that is payable by Credit Lyonnaise, from the Closing Date until the date that GS is required to begin paying Fixed Rent, or, in the event that the Credit Lyonnaise lease is terminated prior to the Closing Date and the GS obligation to pay Fixed Rent has not commenced, the amount of Fixed Rent that GS would be obligated to pay pursuant to the 19th Floor Amendment from the Closing Date until the date that Fixed Rent is payable by GS pursuant to the 19th Floor Amendment. If the amount of the payment or credit cannot be calculated at Closing, Seller shall make such payments to Purchaser monthly and such payment obligations shall survive Closing and shall be covered by the Guarantee.

     18.21 Indemnity by Seller. Seller shall indemnify, defend, and hold Purchaser harmless from and against any and all loss, cost, expense (including reasonable attorneys' fees and disbursements), damage or liability arising out of, directly or indirectly, (a) tort claims, (including those for bodily injury, wrongful death, or property damage) against Purchaser or the Property based on causes of action which arose, accrued or relate to facts occurring prior to the Closing, not caused by Purchaser, its agents, contractors and other representatives and (b) claims by Tenants (including, without limitation, claims with respect to overcharges of rent or additional rent but only to the extent of amounts received by Seller from Tenants), employees, contractors or parties under the Contracts and utility companies, with respect to matters that occurred or obligations which accrued prior to the Closing. The provisions of this
Section 18.21 shall survive the Closing for the statute of limitation with respect to each specific claim.

     18.22 Indemnity by Purchaser. Purchaser shall indemnify, defend, and hold Seller harmless from and against any and all loss, cost, expense (including reasonable attorneys' fees and disbursements), damage or liability arising out of, directly or indirectly, (a) tort claims, (including those for bodily injury, wrongful death, or property damage) against Seller or the Property based on causes of action which arose, accrued or relate to facts occurring after the Closing not caused by Seller, its agents, contractors and other representatives and (b) claims by Tenants, employees, contractors under the Contracts, utility companies, and the holder of any mortgage on the Property (or any portion thereof), with respect to matters that occurred or obligations which accrued after the Closing. The provisions of this Section 18.22 shall survive the Closing for the statute of limitations with respect to each specific claim.

     18.23 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed an Original instrument. But all counterparts together shall constitute but one agreement. Facsimile signatures shall be deemed originals.

     18.24 Indemnification. If, pursuant to this Agreement, Seller has agreed to indemnify Purchaser with respect to a particular matter, Seller shall be deemed to have agreed to indemnify Purchaser for all losses, costs, liabilities, damages and expenses (including, without limitation (provided Purchaser shall prevail in the enforcement of the indemnity in connection with such matter) reasonable attorneys' fees and disbursements, court costs and enforcement costs) suffered or incurred by Purchaser with respect to such matter, provided, however, that in no event shall Seller's liability exceed the maximum amounts, if any, provided for in this Agreement, including, without limitation, in
Section 3.8, and 18.8.

     18.25 Definitions. The following terms used but not otherwise defined herein shall have the following meanings.

     "Affiliate" as used with respect to Seller or any other Person, shall mean any Person controlled, controlled by or under common control with Seller. The term "control" and the correlative terms controlled, controlled by and under common control with shall mean the power to direct the management and policies of such Person.

     "Affiliate" as used with respect to Purchaser, shall mean (i) Werner Otto and/or his direct descendants, (ii) Wilhelm von Finck, Sr., Wilhelm von Finck, Jr. and their descendants (iii) trusts for the benefit of any person(s) described in clauses (i) and (ii) and (iv) entities which one or more of the persons or entities described in clauses (i), (ii) or (iii) control. As used herein, "descendants" shall include legally adopted persons; and "control" shall mean the ability to direct the management and operation of the entity and the ability of another party to approve management decisions shall not be deemed a lack of control.

     "business day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are permitted or required to be closed in the State of New York.

     "Closing Date" shall mean the date on which the Closing occurs as provided in Section 8.1.

     "Environmental Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, each as amended, together with all other applicable laws (including rules, regulations, codes, plans, contaminant levels, clean-up levels, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic or other materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic or other materials or wastes; all to the extent applicable to the Property or any operations conducted thereat.

     "Governmental Authority" means any agency, bureau, commission, court, department, official political subdivision, tribunal or other instrumentality of any government whether federal, state, local, domestic or foreign.

     "Hazardous Materials" means any substance, material, waste, gas or particulate matter which (i) is regulated by the United States Government, the State of New York, any other state with jurisdiction, or any local governmental authority, or (ii) the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of is prohibited, controlled or regulated by any Environmental Law, or (iii) requires investigation or remediation under any Environmental Law or common law; provided, however, that solvents, paints, cleaning materials and any other substances commonly used in connection with the operation and/or maintenance of the Property shall not be included in the foregoing definition so long as such materials are used, stored and disposed of in accordance with Environmental Laws.

     "Laws" shall mean any applicable law, rule, regulation (including, without limitation, the Americans with Disabilities Act) or municipal ordinances, orders or requirements that have been noted in or issued by any federal, state or municipal department with competent jurisdiction.

     "Person" shall mean an association, corporation, stock company, estate, general partnership (including any Registered Limited Liability Partnership or Foreign Limited Liability Partnership), limited association, limited liability company, foreign limited liability company, joint venture, limited partnership, natural person, real estate investment trust, business trust or other trust, custodian, nominee or other individual in its own or any representative capacity. In addition, the term means the heirs, executors, administrators, legal representatives, successors and assigns of that "Person" where the context so permits.


                            SIGNATURE PAGES TO FOLLOW

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

                                   SELLER POOL COMPANIES:


                                   BOSTON OLD COLONY INSURANCE COMPANY


                                   By: _________________________
                                       Name:
                                       Title:


                                   THE BUCKEYE UNION INSURANCE COMPANY


                                   By: _________________________
                                       Name:
                                       Title:


                                   COMMERCIAL INSURANCE COMPANY OF NEWARK, N.J.


                                   By: _________________________
                                       Name:
                                       Title:


                                   THE CONTINENTAL INSURANCE COMPANY


                                   By: _________________________
                                       Name:
                                       Title:

                                   THE CONTINENTAL INSURANCE COMPANY OF
                                   NEWARK, NEW JERSEY


                                   By: _________________________
                                       Name:
                                       Title:


                                   THE FIDELITY AND CASUALTY INSURANCE
                                   COMPANY OF NEW YORK


                                   By: _________________________
                                       Name:
                                       Title:


                                   FIREMEN'S INSURANCE COMPANY OF NEWARK,
                                   NEW JERSEY


                                   By: _________________________
                                       Name:
                                       Title:


                                   THE GLENS FALLS INSURANCE COMPANY


                                   By: _________________________
                                       Name:
                                       Title:


                                   KANSAS CITY FIRE AND MARINE INSURANCE
                                   COMPANY


                                   By: _________________________
                                       Name:
                                       Title:

                                   THE MAYFLOWER INSURANCE COMPANY, LTD.


                                   By: _________________________
                                       Name:
                                       Title:


                                   NATIONAL BEN FRANKLIN INSURANCE COMPANY
                                   OF ILLINOIS


                                   By: _________________________
                                       Name:
                                       Title:


                                   NIAGARA FIRE INSURANCE COMPANY


                                   By: _________________________
                                       Name:
                                       Title:


                                   PURCHASER:
                                   PGI-WvF 180, L.P.


                                   By: _________________________
                                       Name:
                                       Title:

                 FIRST AMENDMENT TO SALE AND PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO SALE AND PURCHASE AGREEMENT (this "Amendment"), dated as of the 26th day of January, 2001, is made by the SELLER POOL COMPANIES listed on Exhibit A attached hereto having an office at CNA Plaza, 333 South Wabash Avenue, Chicago, Illinois 60685 ("Seller") and MAIDEN LANE, L.P. a New York limited partnership having an office at c/o Paramount Group, Inc, 1633 Broadway, Suite 1801, New York, New York 10019 ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller and PGI-WvF 180, L.P., a New York limited partnership, entered into a Sale and Purchase Agreement (as the same may be amended from time to time, referred to hereinafter as the "Sale Agreement") for the sale of that certain premises (the "Property") known as 180 Maiden Lane, New York, New York;

     WHEREAS, PGI-WvF 180, L.P. has changed its name to Paramount 180, L.P. pursuant to that Second Amendment to Limited Partnership Agreement of PGI-WvF 180, L.P., dated as of December 15, 2000;

     WHEREAS, Paramount 180, L.P. has assigned its interest in the Sale Agreement to Purchaser pursuant to that certain Assignment and Assumption of Sale and Purchase Agreement dated as of January 4 2001;

     WHEREAS, Purchaser has elected to extend the Closing Date until January 30, 2001 pursuant to Section 8.1(ii) of the Sale Agreement; and

     WHEREAS, Seller and Purchaser desire to amend and modify the Sale Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree that the Sale Agreement is hereby amended as follows:

     1. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Sale Agreement.

     2. Exhibit A of the Sale Agreement is hereby deleted in its entirety, and Exhibit A attached hereto is hereby substituted therefor, as Exhibit A to the Sale Agreement.

     3. Each of the entities executing this Amendment hereby agrees that it is the Seller pursuant to the Sale Agreement and hereby ratifies, confirms and agrees to be bound by the terms of the Sale Agreement, as modified by this Amendment.

     4. Each entity constituting Seller hereby agrees that upon request of Purchaser it shall execute any documents, instruments, agreements or certificates which Purchaser, in its reasonable discretion, deems necessary or advisable in order to correct any document, instrument, agreement or certificate executed by Seller at or prior to Closing in connection with the Sale Agreement or in order to consummate the transaction contemplated by the Sale Agreement, as modified by this Amendment.

     5. Each entity constituting Seller hereby jointly and severally agrees to indemnify, defend and hold harmless Purchaser, its partners and their respective officers, directors, members, partners and affiliates from and against any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys fees and disbursements) suffered or incurred by such entity as a result of any discrepancies between the legal and valid names of any entity constituting Seller and the name of any entity constituting or purporting to constitute a Seller as shown in the Sale Agreement, this Amendment or any document, instrument, agreement or certificate executed by any entity constituting or purporting to constitute a Seller at or prior to Closing.

     6. The terms "this Agreement" or "Sale Agreement" as used herein or in the Sale Agreement prior to the execution of this Amendment shall mean the Sale Agreement as modified hereby.

     7. Except as amended hereby, the terms and provisions of the Sale Agreement remain unmodified and in full force and effect and are hereby in all respects ratified and confirmed.

     8. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed as of the day and year first above written.

                               SELLER:

                               BOSTON OLD COLONY INSURANCE COMPANY

                               THE BUCKEYE UNION INSURANCE COMPANY

                               COMMERCIAL INSURANCE COMPANY OF NEWARK, N.J.

                               THE CONTINENTAL INSURANCE COMPANY

                               THE CONTINENTAL INSURANCE COMPANY OF NEW JERSEY

                               THE FIDELITY AND CASUALTY COMPANY OF NEW YORK

                               FIREMEN'S INSURANCE COMPANY OF NEWARK, NEW JERSEY

                               THE GLENS FALLS INSURANCE COMPANY

                               KANSAS CITY FIRE AND MARINE
                               INSURANCE COMPANY

                               THE MAYFLOWER INSURANCE COMPANY, LTD.

                               NATIONAL-BEN FRANKLIN INSURANCE
                               COMPANY OF ILLINOIS

                               NIAGARA FIRE INSURANCE COMPANY

                                  By:
                                     Name:  Margaret M. Steck
                                     as Vice President of each of the
                                     companies listed above


                               PURCHASER:

                               MAIDEN LANE, L.P.

                               By:   Paramount 180, L.P., its general partner

                                     By: MRI-180 GP, LLC, its managing
                                         general partner

                                         By: ____________________________
                                             Name:
                                             Title:

                                    EXHIBIT A

                              SELLER POOL COMPANIES


1.    Boston Old Colony Insurance Company

2.    The Buckeye Union Insurance Company

3.    Commercial Insurance Company of Newark, N.J.

4.    The Continental Insurance Company

5.    The Continental Insurance Company of New Jersey

6.    The Fidelity and Casualty Company of New York

7.    Firemen's Insurance Company of Newark, New Jersey

8.    The Glens Falls Insurance Company

9.    Kansas City Fire and Marine Insurance Company

10.   The Mayflower Insurance Company, Ltd.

11.   National-Ben Franklin Insurance Company of Illinois

12.   Niagara Fire Insurance Company